UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.    )

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Eaton Corporation plc

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2018 Annual General Meeting of Shareholders

Proxy Statement &
Notice of Meeting

OUR VISION	To improve the quality of life and the environment through the use of power management technologies and services.

LEADERSHIP ATTRIBUTES	Our culture and what we value are represented in the attributes of all Eaton employees.

	■	Ethical: We are ethical. We play by the rules and act with integrity.

	■	Passionate: We are passionate. We care deeply about what we do. We set high expectations and we perform.

	■	Accountable: We are accountable. We seek responsibility and take ownership. We do what we say.

	■	Efficient: We are efficient. We value speed and simplicity.

	■	Transparent: We are transparent. We say what we think. We make it okay to disagree.

	■	Learn: We learn. We are curious, adaptable and willing to teach what we know.

Notice of Eaton Corporation plc’s Annual General Meeting

MEETING AGENDA:

1.	Electing the 12 director nominees named in the proxy statement;
2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2018 and authorizing the Audit Committee of the Board of Directors to set its remuneration;
3.	Approving, on an advisory basis, the Company’s executive compensation;
4.	Approving a proposal to grant the Board authority to issue shares under Irish law;
5.	Approving a proposal to grant the Board authority to opt-out of preemption rights under Irish law;
6.	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Company shares; and
7.	Transacting any other business that may properly come before the meeting.

Proposals 1, 2, 3, 4 and 6 are ordinary resolutions requiring a simple majority of the votes cast at the meeting. Proposal 5 is a special resolution requiring at least 75% of the votes cast at the meeting. Each proposal is more fully described in this proxy statement.

Also during the meeting, management will present Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2017 along with the related directors’ and auditor’s reports.

If you hold your shares in your broker’s name and wish to vote in person at the annual general meeting, you must contact your broker and request a legal proxy. See page 69 for additional information.

By order of the Board of Directors,

Thomas E. Moran

Senior Vice President and Secretary

March 16, 2018

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.
If possible, please vote your shares using the Internet instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and mark, sign, date and mail your proxy form in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote in person at the annual general meeting. Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the annual general meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1 and 3 are not considered routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Date:	April 25, 2018
Time:	8:00 a.m. local time
Location:	Eaton House
30 Pembroke Road
Dublin 4, Ireland

Record date: February 26, 2018

Online proxy delivery and voting: As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders and our Irish statutory accounts available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our annual general meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice has been mailed to shareholders commencing on March 16, 2018 and provides instructions on how you may access and review the proxy materials on the Internet and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on April 25, 2018: This proxy statement, the Company’s 2017 Annual Report to Shareholders and our Irish Statutory Accounts for the year ended December 31, 2017 are available at www.proxyvote.com.

EATON 2018 Proxy Statement and Notice of Meeting

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Proxy Summary

This summary provides an overview of the items that you will find elsewhere in this proxy statement. We encourage you to read the entire proxy statement for more information about these topics before voting.

This proxy statement, the accompanying proxy form, Eaton’s annual report for the year ended December 31, 2017 and our Irish Statutory Accounts for the year ended December 31, 2017 will be made available or sent to shareholders commencing on or about March 16, 2018.

Throughout this proxy statement, all references to our Board of Directors (or its committees) or officers for periods prior to November 30, 2012, are references to the Board of Directors (or its committees) or officers of Eaton Corporation, our predecessor. Similarly, all references to the Company for such periods refer to Eaton Corporation.

MEETING AGENDA VOTING MATTERS

This year there are six proposals on the agenda. Adoption of Proposals 1, 2, 3, 4 and 6 requires the affirmative vote of a majority of ordinary shares represented at the meeting in person or by proxy. Adoption of Proposal 5 requires the affirmative vote of at least 75% of ordinary shares represented at the meeting in person or by proxy.

Proposals	Board Voting Recommendations	Page
Proposal 1 To elect the 12 director nominees named in this Proxy Statement	✓ FOR each nominee	6
Proposal 2 To appoint Ernst & Young LLP as independent auditor for the 2018 fiscal year and to authorize the Audit Committee to set the auditor fees	✓ FOR	19
Proposal 3 To approve, on an advisory (non-binding) basis, our named executive officers’ compensation as described in this Proxy Statement	✓ FOR	21
Proposal 4 To approve a proposal to grant the Board authority to issue shares under Irish law	✓ FOR	62
Proposal 5 To approve a proposal to grant the Board authority to opt-out of pre-emption rights under Irish law	✓ FOR	63
Proposal 6 To authorize the Company and any subsidiaries of the Company to make overseas market purchases of Company shares	✓ FOR	65

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BOARD AND GOVERNANCE FACTS

In addition to executive compensation practices that strongly link pay and performance, Eaton’s Code of Ethics and Board of Directors Governance Policies help to ensure that we “do business right.” For more information about our governance programs and Board of Directors, see Proposal 1 beginning on page 6.

Board and Governance Information	2017	Board and Governance Information	2017
Size of Board	12	Independent Directors Meet without Management Present	Yes
Average Age of Directors	63.4	Director Stock Ownership Guidelines	Yes
Number of Independent Directors	10	Mandatory Retirement Age	Yes
Board Meetings Held in 2017 (average director attendance 95%)	4	Board Orientation and Continuing Education Program	Yes
Annual Election of Directors	Yes	Code of Ethics for Directors, Officers and Employees	Yes
Majority Voting For Directors	Yes	Succession Planning	Yes
Lead Independent Director	Yes	Comprehensive Sustainability Program	Yes

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DIRECTOR NOMINEES

Each director nominee is elected annually by a majority of votes cast. For more information about our nominees, see pages 6 through 10 of this proxy statement.

				Board Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation & Organization	Executive*	Finance	Governance	Other Public Company Boards
Craig Arnold Chairman, Eaton Corporation plc and CEO, Eaton Corporation	57	2015							1
Todd M. Bluedorn Chairman and CEO, Lennox International Inc.	54	2010	✓			■	■		2
Christopher M. Connor Lead Director Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company	61	2006	✓		■	■	■		2
Michael J. Critelli Retired Chairman and Chief Executive Officer, Pitney Bowes Inc.	69	1998	✓		■	■		■	-
Richard H. Fearon Vice Chairman and Chief Financial and Planning Officer, Eaton Corporation	62	2015							1
Charles E. Golden Retired Executive Vice President and CFO, Eli Lilly and Company	71	2007	✓		■	■		■	1
Arthur E. Johnson Retired Senior Vice President, Corporate Strategic Development, Lockheed Martin Corporation	71	2009	✓		■	■			1
Deborah L. McCoy Independent aviation safety consultant	63	2000	✓	■		■		■	-
Gregory R. Page Retired Chairman and Chief Executive Officer, Cargill, Incorporated	66	2003	✓	■		■		■	2
Sandra Pianalto Retired President and CEO of the Federal Reserve Bank of Cleveland	63	2014	✓	■		■			3
Gerald B. Smith Chairman and CEO, Smith Graham & Co.	67	2012	✓			■	■		-
Dorothy C. Thompson Retired Chief Executive, Drax Group plc	57	2016	✓	■		■	■		-
* Mr. Arnold was a member of the Executive Committee for all of 2017 and serves as Committee Chair. Each of the non-employee directors serves a four-month term.							■ Member	Chair

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LINKING PAY WITH PERFORMANCE

Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. This illustration shows the payouts as a percentage of target under our performance-based annual and long-term incentive programs and total return to shareholders over the last five years. As described on page 25, in 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

The table illustrates the correlation between pay and the performance we are delivering to our shareholders.

TOTAL SHAREHOLDER RETURN AND PERFORMANCE-BASED INCENTIVE PLAN PAYOUTS

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EXECUTIVE COMPENSATION

We design our executive compensation plans and programs to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect company performance as well as the responsibilities and personal performance of individual executives.

Executive Compensation Program Highlights

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. Some features of our programs are included in the following chart.

2017 EXECUTIVE COMPENSATION PRACTICES

What We Do:	What We Don’t Do:
✓

Focus on long-term compensation using a balanced portfolio of compensation elements such as cash and equity, and deliver rewards based on sustained performance over time

✓

Stock ownership requirements for executives (6X base salary for CEO)

✓

Caps in our short- and long-term incentive plans, which prevent unintended windfalls

✓

Compensation recovery policy (clawbacks)

✓

Use of targeted performance metrics to align pay with performance

✗

No employment contracts with any salaried U.S. employees, including named executive officers

✗

No hedging or pledging of our shares

✗

No dividend or dividend equivalent payments on unearned performance-based grants

✗

No use of the same metrics in short- and long-term incentive plans

✗

No repricing of stock options and no discounted stock options

✗

No tax gross-ups

Say On Pay 2017 Advisory Vote

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2017, our shareholders approved our executives’ compensation by a vote of 94%. Additionally, 90% of shares voted were in favor of holding the advisory vote on executive compensation on an annual basis.

The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results.

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Proposal 1:

Election of Directors

Our Board of Directors is currently comprised of 12 members, all of whom serve for a term of one year or until a respective successor is elected and has been qualified. All nominees are currently Eaton directors who were elected by shareholders at the 2017 annual general meeting.

If any of the nominees becomes unable or declines to serve, the individuals named as proxies in the enclosed proxy form will have the authority to vote for any substitutes who may be nominated in accordance with our Articles of Association. However, we have no reason to believe that this will occur.

OUR NOMINEES

Craig Arnold

Chairman, Eaton Corporation plc
and Chief Executive Officer, Eaton Corporation

Craig Arnold is Chairman of the Company and Chief Executive Officer of Eaton Corporation. Mr. Arnold joined Eaton in 2000 as senior vice president and group executive of the Fluid Power Group. He was Vice Chairman and Chief Operating Officer of the Industrial Sector until August 2015 and President and Chief Operating Officer until June 2016. He currently serves on the boards of Medtronic plc and University Hospitals Health System and is a member of The Business Roundtable and The Business Council. Mr. Arnold serves as a director of The Greater Cleveland Partnership and the United Way of Greater Cleveland, and as an advisory board member of the Salvation Army of Greater Cleveland.

Director Qualifications: Mr. Arnold’s years of senior management and executive leadership experience at Eaton provide important insight into the Company to the benefit of the Board of Directors. Mr. Arnold has gained detailed knowledge of Eaton’s businesses, customers, end markets, sales and marketing, technology innovation and new product development, supply chains, manufacturing operations, talent development, policies and internal functions through his service in a wide range of management roles with the Industrial Sector, and as President and Chief Operating Officer of the Company. Further, he possesses significant corporate governance knowledge developed by current and past service on the boards of other publicly traded companies, most notably for Medtronic plc, a publicly traded company domiciled in Ireland.

Director Since 2015 Age 57

Todd M. Bluedorn

Chairman and Chief Executive Officer, Lennox International Inc.

Todd M. Bluedorn is Chairman and Chief Executive Officer of Lennox International Inc., a global provider of climate control solutions for heating, air conditioning and refrigeration markets. Prior to joining Lennox International in 2007, Mr. Bluedorn served in numerous senior management positions for United Technologies Corporation since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial. He is a director of Texas Instruments Incorporated and a trustee of Washington University in St. Louis.

Director Qualifications: Mr. Bluedorn has executive leadership experience in original equipment and aftermarket business and distributor/dealer-based commercial channels. He also has senior leadership experience with two major industrial corporations. His experience with industrial companies in responding to dynamic market conditions benefits Eaton as a global manufacturing company with product distribution through numerous commercial channels.

Director Since 2010 Age 54

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Christopher M. Connor

Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company

Christopher M. Connor is the retired Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor held a number of executive positions at Sherwin-Williams since 1983. He became Chief Executive Officer in 1999, Chairman and Chief Executive Officer in 2000, and Executive Chairman in 2016. He currently serves on the boards of Yum! Brands, Inc., International Paper Company, University Hospitals Health System, and Playhouse Square Foundation. He is chairman of The Rock and Roll Hall of Fame.

Director Qualifications: As the retired Chairman and former CEO of a Fortune 500 company, Mr. Connor has leadership experience and is thoroughly knowledgeable in marketing, talent development, planning, operational and financial processes. In particular, he has had extensive sales and marketing experience in both direct and distribution channels, and brings broad knowledge of construction, automotive and industrial markets, all areas of strategic importance to Eaton. His background and broad experience are of particular benefit to Eaton in his role as Lead Director.

Lead Director Director since 2006 Age 61

Michael J. Critelli

Retired Chairman and Chief Executive Officer, Pitney Bowes Inc.

Michael J. Critelli served as Chief Executive and President and a director of Dossia Services Corporation, a personal and population health management systems company, from 2011 until 2016. He served as the Chief Executive Officer of CloudParc, Inc., a smart cities and transportation technology company, during 2017. He resigned as both an officer and director of CloudParc in December 2017. Mr. Critelli is the retired Chairman and Chief Executive Officer of Pitney Bowes Inc., a provider of global mailstream solutions. He served as Chairman and Chief Executive Officer of Pitney Bowes from 1997 to 2007 and as Executive Chairman from 2007 to 2008. Mr. Critelli served as a director of ProHealth Physicians, Inc. from 2012 until 2015.

Director Qualifications: Mr. Critelli has extensive experience in risk management, cybersecurity, industry-wide leadership in transportation, logistics, online and social media marketing and communications issues. In addition to broad business experience gained while leading a global Fortune 500 company, he is a thought leader on transportation strategy and regulatory reform, as well as innovative approaches to healthcare. His background and experience are valuable to our Board as it oversees management’s efforts to develop and maintain talent, assess and evaluate enterprise risk management and cybersecurity issues, and navigate the regulatory environment.

Director since 1998 Age 69

Richard H. Fearon

Vice Chairman and Chief Financial and Planning Officer, Eaton Corporation

Richard H. Fearon has served as Chief Financial and Planning Officer of Eaton since April 2002 and Vice Chairman since January 2009. He is responsible for the accounting, control, corporate development, information systems, internal audit, investor relations, strategic planning, tax and treasury functions of Eaton. Prior to Eaton, Mr. Fearon worked at several large diversified companies, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company. He currently is the lead director for PolyOne Corporation and also serves on the boards of Playhouse Square Foundation, The Cleveland Museum of Art, and Manufacturers Alliance, a trade organization of leading manufacturing companies.

Director Qualifications: Mr. Fearon’s years of experience as Eaton’s Chief Financial Officer provide the Board with important insight. He has comprehensive knowledge of financial accounting standards and extensive experience in financial statement preparation, corporate finance, corporate development, risk management and investor relations. Further, given his experience as Lead Director at PolyOne, he also provides significant governance expertise.

Director since 2015 Age 62

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Charles E. Golden

Retired Executive Vice President and Chief Financial Officer, Eli Lilly and Company

Charles E. Golden served as Executive Vice President and Chief Financial Officer and a director of Eli Lilly and Company, an international developer, manufacturer and seller of pharmaceutical products, from 1996 until his retirement in 2006. Prior to joining Eli Lilly, he had been associated with General Motors Corporation since 1970, where he held a number of positions, including Corporate Vice President, Chairman and Managing Director of the Vauxhall Motors subsidiary and Corporate Treasurer. He is currently on the board of Hill-Rom Holdings, Inc. and was a past director of Unilever NV/PLC. Mr. Golden also serves as a director of the Lilly Endowment.

Director Qualifications: Mr. Golden has a comprehensive knowledge of both U.S. and international financial accounting standards. He has extensive experience in financial statement preparation, accounting, corporate finance, risk management and investor relations both in the U.S. and internationally. His broad financial expertise enables him to provide expert guidance and oversight to the Board. Mr. Golden also has significant experience in global vehicle markets.

Director since 2007 Age 71

Arthur E. Johnson

Retired Senior Vice President, Corporate Strategic Development, Lockheed Martin Corporation

Arthur E. Johnson is the retired Senior Vice President, Corporate Strategic Development of Lockheed Martin Corporation, a manufacturer of advanced technology systems, products and services. Mr. Johnson was elected a Vice President of Lockheed Martin Corporation and named President of Lockheed Martin Federal Systems in 1996. He was named President and Chief Operating Officer of Lockheed Martin’s Information and Services Sector in 1997 and Senior Vice President, Corporate Strategic Development in 1999. Mr. Johnson currently is a director of Booz Allen Hamilton and during the past five years was a director of AGL Resources, Inc. He is an independent trustee of the Fixed Income and Asset Allocation Funds of Fidelity Investments.

Director Qualifications: Mr. Johnson’s role in strategic development with a leading company in the defense industry has given him an understanding of doing business with governments, strategic planning, regulatory compliance, and legislative and public policy matters. His knowledge of the global aerospace and defense industry are of particular benefit to our Board in connection with these businesses. Mr. Johnson’s service as lead director of a New York Stock Exchange listed company, as well as his service on other boards, provides Eaton with valuable corporate governance expertise, which is of particular benefit to Eaton in his role as Chair of the Governance Committee.

Director since 2009 Age 71

Deborah L. McCoy

Independent aviation safety consultant

Deborah L. McCoy is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director Qualifications: Ms. McCoy has extensive experience in the commercial aerospace markets and brings an understanding of aircraft design and performance, global airline operations and the strategic issues and direction of the aerospace industry. In addition, Ms. McCoy has extensive experience in safety initiatives, Federal regulatory compliance, labor relations, talent management, and risk analysis and mitigation. All of these attributes are of benefit to Eaton’s Board in its oversight role across the enterprise.

Director since 2000 Age 63

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Gregory R. Page

Retired Chairman and Chief Executive Officer, Cargill, Incorporated

Gregory R. Page is the retired Chairman and Chief Executive Officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, and President and Chief Operating Officer in 2000. He became Chairman and Chief Executive Officer in 2007 and was named Executive Chairman in 2013. Mr. Page subsequently served as Executive Director from 2015 to 2016, after which he retired from the Cargill Board. Mr. Page is a director of 3M Company and Deere & Company, and a director of the American Refugee Committee. He is a former director of Carlson and the immediate past President and a board member of the Northern Star Council of the Boy Scouts of America.

Director Qualifications: As the retired Chairman and former Chief Executive Officer of one of the largest global corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets, and a thorough familiarity with the key operating processes of a major corporation, including financial systems and processes, global market dynamics and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational and strategic matters.

Director since 2003 Age 66

Sandra Pianalto

Retired President and Chief Executive Officer of the Federal Reserve Bank of Cleveland

Sandra Pianalto served as President and Chief Executive Officer of the Federal Reserve Bank of Cleveland from February 2003 until her retirement in June 2014. She joined the Bank in 1983 as an economist in the research department and was appointed Assistant Vice President of public affairs in 1984, Vice President and Secretary to the board of directors in 1988, and Vice President and Chief Operating Officer in 1993. Before joining the Bank, Ms. Pianalto was an economist at the Federal Reserve Board of Governors and served on the staff of the Budget Committee of the U.S. House of Representatives. She is currently a director of The J.M. Smucker Company, Prudential Financial, Inc., and FirstEnergy Corporation. Ms. Pianalto is chair of the board of directors of University Hospitals Health System and past chair and life director of the board of United Way of Greater Cleveland. She holds the FirstMerit Chair in Banking at the University of Akron, is an advisory trustee at the University of Akron, and serves on the board of College Now Greater Cleveland.

Director Qualifications: Ms. Pianalto has extensive experience in monetary policy and financial services, and brings to Eaton wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland. As Chief Executive Officer of the Bank, she developed expertise in economic research, management of financial institutions, and payment services to banks and the U.S. Treasury. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to the Board in her role as Chair of the Finance Committee.

Director since 2014 Age 63

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Gerald B. Smith

Chairman and Chief Executive Officer, Smith Graham & Co., and former lead independent director of Cooper Industries plc

Gerald B. Smith was a director of Cooper Industries plc from 2000 until 2012 and served as lead independent director of Cooper Industries plc since 2007. Mr. Smith joined the Board effective upon the close of the Cooper acquisition. He is Chairman and Chief Executive Officer of Smith Graham & Co., an investment management firm that he founded in 1990. Prior to launching Smith Graham, he served as Senior Vice President and Director of Fixed Income for Underwood Neuhaus & Company. He is a member of the Board of Trustees and chair of the Investment Oversight Committee for The Charles Schwab Family of Funds. Mr. Smith also serves as a director and chair of the Investment Committee of the New York Life Insurance Company. In the past five years, Mr. Smith was a director of ONEOK Inc. and ONEOK Partners MLP. He serves as Chairman of the Texas Southern University Foundation and a director of the Federal Reserve Bank of Dallas. He is a former director of the Federal Reserve Bank of Dallas, Houston branch.

Director Qualifications: Mr. Smith has expertise in finance, portfolio management and marketing through executive positions in the financial services industry, including being founder, Chairman and Chief Executive Officer of Smith Graham & Co. His experience as a director of companies in the oil and gas and energy services businesses has provided him with valuable insight into markets in which Eaton also participates. Mr. Smith’s experience as lead independent director of Cooper Industries plc since 2007 has benefited the process of integrating Cooper into Eaton. His experience and expertise provide him valuable insight on financial, operational and strategic matters in his role as Chair of the Audit Committee.

Director since 2012 Age 67

Dorothy C. Thompson

Retired Chief Executive, Drax Group

Dorothy C. Thompson CBE is the retired Chief Executive and director of Drax Group plc, a U.K.-based power retail and generation company. She was appointed CEO of Drax Group plc in September 2005 and to the company’s Board of Directors in October 2005. Prior to joining Drax, Ms. Thompson was vice president of InterGen NV, an independent power-company jointly owned by Shell and Bechtel. She joined InterGen in 1998 from PowerGen plc where she was assistant group treasurer. In addition to her leadership at Drax, she is a member of the Board of Directors of the Court of the Bank of England and was a director of Johnson Matthey Plc until 2016.

Director Qualifications: As the retired Chief Executive of Drax, Ms. Thompson has unique insight into the sourcing, generation and supply of sustainable and renewable energy. She also brings to the Board vast experience in all aspects of finance as well as an international business perspective.

Director since 2016 Age 57

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HOW NOMINEES ARE CHOSEN

Director Nomination Process

The Governance Committee of the Board, composed entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at www.eaton.com/governance.

The Governance Committee will consider any director candidates recommended by our shareholders, consistent with the process used for all candidates. To learn how to submit a shareholder recommendation, see below under “Shareholder Recommendations of Director Candidates.”

The Governance Committee chair reviews all potential director candidates in consultation with the Chairman, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual general meeting. Between annual general meetings, nominees may also be elected by the Board itself.

Director Qualifications and Board Diversity

The Board of Directors recognizes the value of nominating director candidates who bring diverse opinions, perspectives, skills, experiences, backgrounds, and orientations to Board deliberations. The Governance Committee uses a rigorous process for identifying and evaluating director nominees. In order to be recommended by the Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to our objectives, and a commitment to our corporate mission. In addition, the Committee looks for individuals with specific qualifications so that the Board as a whole has diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. These specific qualifications may vary from year to year, depending upon the composition of the Board at that time.

The Governance Committee is responsible for ensuring that director qualifications are met and Board balance and diversity objectives are considered during its review of director candidates. The Committee annually evaluates the extent to which these goals are satisfied as part of its yearly assessment of the skills and experience of each of the current directors using a director skills matrix and a director evaluation process.

The director evaluation process includes self-evaluation, input from the Chairman and CEO, and input from the chairs of each Board committee. A self-evaluation is designed to elicit each director’s thoughts about his or her contibutions in light of the needs of the Board and the Company. The evaluation is focused on opportunities for further improvement in effectiveness, indication of preferences in future Board committee rotation, identification of board matter educational priorities, and requests for Company specific orientation information. The director evaluation process is typically conducted during the October and February Governance Committee and Board meetings. At the conclusion of the evaluation process, the Chair of the Governance Committee provides specific feedback to the individual directors relative to further performance improvement, educational opportunities, and other counsel.

Upon completion of the skills matrix and the evaluation process, the Governance Committee identifies areas of director knowledge and experience that may benefit the Board in the future and uses that information as part of the director search and nomination effort.

The Board of Directors Governance Policies are available on our website at www.eaton.com/governance.

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Shareholder Recommendations of Director Candidates

The Governance Committee will consider director candidates who are recommended to it in writing by any Eaton shareholder who submits a recommendation by following the procedures required under our Articles of Association for nominating director candidates. Accordingly, any shareholder wishing to recommend an individual as a nominee for election at the 2019 annual general meeting should send a signed letter of recommendation to the following address: Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2. Recommendation letters must be received no earlier than November 16, 2018 and no later than the close of business on December 16, 2018, and must include the reasons for the recommendation, the full name and address of each proposed nominee, and a brief biographical history setting forth past and present directorships, past and present positions held, occupations and civic activities. The recommendation letter should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, to serve as a director.

Any shareholder wishing to recommend an individual as a nominee for election as a director must also describe in a detailed writing any financial agreement, arrangement or understanding between the nominee and any party other than the Company relating to such nominee’s potential service as a director, and details of any compensation or other payment received from any such third party relating to such nominee’s potential service as a director.

DIRECTOR INDEPENDENCE

The Board of Directors Governance Policies provide that all of our non-employee directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that he or she has no material relationship with the Company. Additional, and more stringent, standards of independence are required of Audit Committee members. Our annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members and of all non-employee directors. For our current directors, we describe these determinations here.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain categories of relationships between a non-employee director and the Company will be treated as immaterial for purposes of determining a director’s independence. These “categorical” standards are included in the Board of Directors’ independence criteria. The independence criteria for non-employee directors and members of the Audit Committee are available on our website at www.eaton.com/governance.

Because director independence may be influenced by their use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject.

In their review of director independence, the Board of Directors and its Governance Committee have considered the following circumstances:

■

Directors T. Bluedorn, C. Connor, and G. Page serve or have served as officers or employees of companies that had purchases and/or sales of property or services with us during 2017. In each case, the amounts of the purchases and sales met the Board’s categorical standard for immateriality; that is, they were less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s company. Mr. Bluedorn is Chairman and CEO of Lennox International Inc., which purchased approximately $360,000 worth of Eaton products and sold approximately $38,000 worth of products to Eaton during 2017. Mr. Connor is the retired Chairman and Chief Executive Officer of The Sherwin-Williams Company, which purchased approximately $97,000 worth of Eaton products and sold approximately $838,000 worth of products to Eaton during 2017. Mr. Page is the retired Chairman and Chief Executive Officer of Cargill, Incorporated, which purchased approximately $878,000 worth of Eaton products and sold approximately $17,982,000 worth of products to Eaton during 2017. In addition, Cargill paid approximately $608,000 in royalty payments to the Company.

■

The use of our aircraft and other Company-paid transportation by all non-employee directors is consistent with the Board policy on that subject.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our non-employee directors has a material relationship with the Company other than in his or her capacity as a director, and that all of our non-employee directors qualify as independent under the Board’s independence criteria and the New York Stock Exchange standards. All members of the

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Audit, Compensation and Organization, Finance, and Governance Committees qualify as independent under the standards described above.

The Board also has affirmatively determined that each member of the Audit Committee — D. McCoy, S. Pianalto, G. Page, G. Smith and D. Thompson — meets not only our Board’s independence criteria but the special independence standards required by the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission.

Review of Related Person Transactions

Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between us and any of our executive officers, directors, director nominees, 5%-plus security holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is conducted annually of all transactions involving related persons, and the Committee reviews the results in January or February of each year. The Committee is responsible for determining whether any “related person transaction” (i) poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) has terms that are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are material to a related person are disclosed in our proxy statement.

As discussed above, the Governance Committee is charged with reviewing issues involving director independence and all related persons transactions. The Committee and the Board have determined that since the beginning of 2017 the only related person transactions were those described above under the heading “Director Independence” and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described above.

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BOARD COMMITTEES

The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, and Governance.

Audit Committee		Met 5 times in 2017
Gerald B. Smith (Chair) Deborah L. McCoy Gregory R. Page Sandra Pianalto Dorothy C. Thompson	The functions of the Audit Committee include assisting the Board in overseeing:
	■ the integrity of our financial statements and its systems of internal accounting and financial controls; ■ the independence, qualifications and performance of our independent auditor;	■ the performance of our internal auditors; ■ the cybersecurity program as part of the risk oversight function; and ■ our compliance with legal and regulatory requirements.

The Committee also has sole authority to appoint, compensate and terminate the independent auditor, and pre-approves all auditing services and permitted non-audit services that the audit firm may perform for the Company. The Committee is also responsible for negotiating the audit fees. In order to ensure continuing auditor independence, the Committee periodically considers whether there should be a rotation of the independent audit firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Committee and its Chair are directly involved in the selection of the audit firm’s new lead engagement partner. Among its other responsibilities, the Committee meets regularly in separate Executive Sessions with our independent auditor and senior leaders of Eaton Corporation, including the Vice Chairman and Chief Financial and Planning Officer, Executive Vice President and General Counsel, Senior Vice President-Internal Audit, and Senior Vice President-Global Ethics and Compliance; approves the Committee’s report to be included in our annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters.

Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission. In addition, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that Messrs. Page and Smith and Mmes. Pianalto and Thompson each qualify as an audit committee financial expert (as defined in Securities and Exchange Commission rules) and that all members of the Audit Committee have accounting or related financial management expertise.

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Compensation and Organization Committee	Met 4 times in 2017
Todd M. Bluedorn (Chair) Christopher M. Connor Michael J. Critelli Charles E. Golden Arthur E. Johnson	The functions of the Compensation and Organization Committee include:

■  reviewing proposed organization or responsibility changes at the senior officer level;

■  evaluating the performance of the Company’s Chairman and Eaton Corporation’s Chief Executive Officer with input from all non-employee directors;

■  reviewing the performance evaluations of the other senior officers;

■  reviewing succession planning;

■  reviewing our practices for recruiting and developing a diverse talent pool;

■  determining the annual salaries and short-and long-term incentive opportunities for our senior officers;

■  establishing performance objectives under our short- and long-term incentive compensation plans and assessing performance against these objectives;

■  annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts   as it deems appropriate within the terms of those plans;

■  annually determining the individual awards to be made to our senior officers under our short- and long-term incentive compensation plans;

■  overseeing our stock plans;

■  reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive;

■  reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and

■  issuing an annual report for our proxy statement regarding executive compensation.

Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis portion of this proxy statement beginning on page 23.

Executive Committee
Craig Arnold (Chair) Each non-employee director serves a four-month term	The functions of the Executive Committee include:
	■ acting on matters requiring Board action during the intervals between Board meetings; and	■ carrying out any function of the Board except for filling Board or Committee vacancies.
Mr. Arnold serves as Committee Chair. Each of the non-employee directors serves a four-month term on this Committee. The Committee did not meet in 2017.

Finance Committee	Met 2 times in 2017
Sandra Pianalto (Chair) Todd M. Bluedorn Christopher M. Connor Gerald B. Smith Dorothy C. Thompson	The functions of the Finance Committee include:

■  the periodic review of our financial condition and the recommendation of financial policies to the Board;

■  analyzing Company policy regarding its debt-to-equity relationship;

■  reviewing and making recommendations to the Board regarding our dividend policy;

■  reviewing our cash flow, proposals for long- and short-term debt financing and the financial risk management program;

■  meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and

■  reviewing the key assumptions used to calculate annual pension expense.

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Governance Committee	Met 3 times in 2017
Arthur E. Johnson (Chair) Michael J. Critelli Charles E. Golden Deborah L. McCoy Gregory R. Page	The responsibilities of the Governance Committee include:

■  recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Policies;

■  advising the Board on changes in the size and composition of the Board;

■  annually submitting to the Board candidates for members and chairs of each standing Board committee;

■  in consultation with the Chief Executive Officer of Eaton Corporation, identifying and recommending to the Board candidates for Board membership;

■  reviewing and recommending to the Board the nomination of directors for re-election;

■  overseeing the orientation of new directors and the ongoing education of the Board;

■  recommending to the Board compensation of non-employee directors;

■  administering the Board’s policy on director retirements and resignations; and

■  establishing guidelines and procedures to be used by the directors to evaluate the Board’s performance.

Other responsibilities include providing oversight on significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics, compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations.

Committee Charters and Policies

The Board committee charters are available on our website at www.eaton.com/governance.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters are adopted from time to time by Board committees, or by the Board itself upon recommendation of the committees.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL GENERAL MEETING

The Board of Directors held four meetings in 2017. Each of the directors attended at least 90% of the meetings of the Board and the committees on which he or she served. The average rate of attendance for all directors was 95%.

The policy of the Board of Directors is that all directors should attend the annual general meetings of shareholders. At the 2017 annual general meeting held April 26, 2017, all members of the Board at that time were in attendance.

BOARD GOVERNANCE POLICIES

The Board revised the Board of Directors Governance Policies most recently in October 2017, as recommended by the Governance Committee of the Board. The revised Governance Policies are available on our website at www.eaton.com/governance.

EXECUTIVE SESSIONS OF THE NON-EMPLOYEE DIRECTORS

The Board’s policy is that the non-employee directors, all of whom qualify as “independent” under the criteria of the Board of Directors and the New York Stock Exchange, meet in Executive Session at each regular Board meeting, without the Chairman or other members of management present, to discuss topics they deem appropriate. As described more fully in “Leadership Structure” below, the Lead Director chairs these Executive Sessions.

At each meeting of the Audit, Compensation and Organization, Finance, and Governance Committees, the Committee members (all of whom qualify as independent) hold an Executive Session, without any members of our management present, to discuss topics they deem appropriate.

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LEADERSHIP STRUCTURE

Our governance structure follows a successful leadership model under which the Chief Executive Officer of Eaton Corporation also serves as Chairman of the Board of the Company. Recognizing that different leadership models may work well for other companies at different times depending upon individual circumstances, we believe that our Company has been well served by the combined Chief Executive Officer and Chairman leadership structure and that this approach has continued to be highly effective with the addition of a Lead Director. We believe we have benefited greatly from having a Chairman who sets the tone and direction for the Company while also having the primary responsibility as Chief Executive Officer for managing Eaton’s day-to-day operations, and allowing the Board to carry out its strategic, governance, oversight and decision-making responsibilities with the equal involvement of each director.

Our Board is composed of independent directors, except for our Chairman, Mr. Arnold, and Mr. Fearon. Of our 10 non-employee directors, five are currently serving or have served as a chief executive officer of a publicly traded company. The Audit, Compensation and Organization, Finance, and Governance Committees are chaired by independent directors. Our Chairman has benefited from the extensive leadership experience represented on our Board of Directors.

The Board evaluates the leadership structure annually, and it will continue to do so as circumstances change, including when a new Chief Executive Officer is elected. In its February 2018 annual evaluation, the Board concluded that the current leadership structure — under which the Chief Executive Officer of Eaton Corporation serves as Chairman of the Board of the Company, our Board committees are chaired by independent directors, and a Lead Director assumes specific responsibilities on behalf of the independent directors — remains the optimal board leadership structure for our Company and our shareholders at the present time.

Lead Director

Christopher M. Connor, who has served on Eaton’s Board since 2006, was first elected Lead Director by our independent directors in 2016. The Lead Director has specific responsibilities, including chairing meetings of the Board at which the Chairman is not present (including Executive Sessions of the Board), approving the agenda and schedule for Board meetings on behalf of the independent directors, approving information sent to the Board, serving as liaison between the Chairman and the independent directors, and being available for consultation and direct communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors and to retain outside advisors who report directly to the Board of Directors. The Lead Director’s performance is assessed annually by the Board in a process led by the Chair of the Governance Committee, and the position of Lead Director is elected annually by our independent directors.

OVERSIGHT OF RISK MANAGEMENT

Management continually monitors the material risks facing the Company, including strategic risk, financial risk, operational risk, and legal and compliance risk. The Board of Directors has chosen to retain overall responsibility for risk assessment and oversight at the Board level in light of the interrelated nature of the elements of risk, rather than delegating this responsibility to a Board committee. The Board is responsible for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. As described below, the Board receives assistance from certain of its committees for the identification and monitoring of those risks that are related to the committees’ areas of focus as described in each committee charter. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The Audit Committee considers risks related to internal controls, disclosure, financial reporting and legal and compliance matters. Among other processes, the Audit Committee meets regularly in closed-door sessions with our internal and external auditors and senior leaders of Eaton Corporation, including the senior members of the Finance function, the Executive Vice President and General Counsel, and the Senior Vice President-Global Ethics and Compliance. As described more fully in the section entitled “Relationship Between Compensation Plans and Risk” on page 42, the Compensation and Organization Committee reviews risks associated with the Company’s compensation programs to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking. The Governance Committee considers risks related to corporate governance, such as director independence and related person transactions, and risks associated with the environment, health and safety.

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CODE OF ETHICS

We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, our subsidiaries and affiliates, abide by our Code of Ethics, which is available on our website at www.eaton.com/governance. In addition, we will disclose on our website any waiver of or amendment to our Code of Ethics requiring disclosure under applicable rules.

COMMUNICATING WITH THE BOARD

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board, individual directors or the non-employee directors as a group. Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Company Secretary
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

Email messages to the directors may be sent to Board@eaton.com.

Generally, the Company Secretary forwards all such communications to the Lead Director. The Lead Director determines whether the communications should be forwarded to other members of the Board and forwards them accordingly. For communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Company Secretary forwards those communications directly to those individuals.

Alternatively, correspondence may be sent to:

Lead Director
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

The Secretary maintains a log of all correspondence addressed to the Board and, except as noted below, forwards all communications to the interested directors. For example, correspondence on a financial topic would be sent to the Chair of the Finance or Audit Committees, and correspondence on governance topics to the Lead Director or Chair of the Governance Committee.

The Secretary makes periodic reports to the Governance Committee regarding correspondence from shareholders and other interested parties.

Derivative shareholder communications and demands for inspection of company records should be sent to the Secretary who will promptly disseminate such communications to the entire Board. The Board will consult with the General Counsel or his designee to determine appropriate action.

The directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

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Proposal 2:	Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration

Shareholders are being asked to approve the appointment our independent auditor and to authorize the Audit Committee of our Board of Directors to set the auditor’s remuneration. Appointment of the independent auditor and authorization of the Audit Committee to set its remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Ernst & Young LLP as our independent auditor to audit our accounts for the fiscal year ending December 31, 2018 and authorize the Audit Committee of the Board to set the auditor’s remuneration.

A representative of Ernst & Young LLP will be present at the annual general meeting to answer any questions concerning the independent auditor’s areas of responsibility and will have an opportunity to make a statement if he or she desires to do so.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for assisting the Board in overseeing: (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditors, and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other permitted non-audit services to be provided to the Company by the independent auditor. The Committee is currently comprised of five directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on October 24, 2017. A copy of the charter is available on the Company’s website at www.eaton.com/governance.

The Audit Committee has retained Ernst & Young LLP as Eaton’s independent auditor for 2018. Ernst & Young has been the independent auditor for the Company or its predecessor since 1923. The members of the Audit Committee and the Board believe that due to Ernst & Young’s deep knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of Ernst & Young to serve as Eaton’s independent auditor.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor, the Company’s 2017 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by applicable auditing standards.

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence. Based upon the foregoing review and discussions, the Committee recommended to the Board that the financial statements be included in the Company’s Form 10-K for the year ended December 31, 2017 and annual report to shareholders.

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For 2017 and 2016, Ernst & Young’s fees to the Company and certain of its subsidiaries were as follows:

	2017	2016
Audit Fees	$20.6 million	$21.2 million
Includes Sarbanes-Oxley Section 404 attest services
Audit-Related Fees	$0.2 million	$0.3 million
Includes business acquisitions and divestitures
Tax Fees	$3.6 million	$2.1 million
Tax compliance services	$1.0 million	$1.2 million
Tax advisory services	$2.6 million	$0.9 million
All Other Fees	$0	$0

The Audit Committee approved all of the services shown in the above three categories in accordance with the Audit Committee’s pre-approval process. The Audit Committee did not approve any of the services shown in the above three categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditor: specific services are pre-approved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is made in writing and is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2017 be included in the Company’s annual report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Gerald B. Smith, Chair
Deborah L. McCoy
Gregory R. Page
Sandra Pianalto
Dorothy C. Thompson

✓ The Board of Directors recommends a vote FOR this proposal to approve the appointment of the independent auditor and authorize the Audit Committee to set auditor remuneration.

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Proposal 3:	Advisory Approval of the Company’s Executive Compensation

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Although this is an advisory vote, and therefore not binding on our Board of Directors, the Board and the Compensation and Organization Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

This say-on-pay vote is required under U.S. law, and we consider it to be a matter of good corporate governance. This vote takes place annually and the next advisory vote to approve the Company’s executive compensation will occur at the 2019 annual general meeting.

As we explain in the Compensation Discussion and Analysis that follows, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to the success of our Company. Our programs reward our named executive officers for achieving specific annual, long-term and strategic goals, and also for increasing shareholder value.

NAMED EXECUTIVE OFFICERS’ COMPENSATION PROGRAM HIGHLIGHTS

As part of our pay for performance culture, our executive compensation plans include the following:	Other features of these programs include:
●

On average, 80% of our named executive officers’ compensation is performance based.

●

Our plans deliver awards below target, or none at all, when Company performance does not meet threshold levels.

●

Our executive incentive programs are intended to deliver awards at target when our performance aligns with our peer group median performance and awards exceeding 150% of target when our performance is at or above the top quartile of our peer group.

●

Our share ownership requirements range from one times base salary for our general managers to six times base salary for the Company’s Chairman and CEO of Eaton Corporation.

●

Our incentive plan payouts are capped to prevent unintended windfalls.

●

Our compensation clawback policy allows us to recover incentive compensation in case of employee misconduct that causes the need for a material restatement of financial results.

●

We do not enter into employment contracts with any of our salaried U.S. employees, including the named executive officers.

The Compensation and Organization Committee continually reviews the compensation programs for named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. All Committee members are independent directors committed to applying sound governance practices to compensation decisions.

We strongly encourage you to review the Compensation Discussion and Analysis that follows. It contains information about the extensive processes the Committee follows, and the factors it considers, when establishing performance and pay targets and approving actual payments from our short- and long-term performance-based incentive plans. The Committee’s process includes reviewing a variety of reports and analyses such as market survey data, compensation tally sheets, compensation at peer companies, and reports from proxy advisory firms. The Compensation Discussion and Analysis also describes the structure of our compensation programs and the 2017 compensation of our named executive officers.

We believe that our executive compensation design and strategy is a critical factor in motivating our executives to seek innovative solutions that contribute to Eaton’s continued success. We are therefore asking shareholders to approve the following advisory resolution at the 2018 annual general meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2018 annual general meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

✓ The Board of Directors recommends a vote FOR advisory approval of executive compensation.

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Executive Compensation Table of Contents

COMPENSATION DISCUSSION AND ANALYSIS	23
EXECUTIVE SUMMARY	23
2017 CEO REALIZED PAY AND OUR PERFORMANCE	27
ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE	28
HOW WE ESTABLISH AND VALIDATE PAY	29
COMPONENTS OF COMPENSATION	32
HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS	39
EXECUTIVE COMPENSATION POLICIES AND GUIDELINES	41
RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK	42
COMPENSATION AND ORGANIZATION COMMITTEE REPORT	43
COMPENSATION TABLES	44
2017 CEO PAY RATIO	59

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Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (CD&A), we discuss our pay for performance philosophy, our pay-setting process, the components of our executive compensation program, and the compensation of our named executive officers for 2017. We also explain our performance metrics in detail and review our executive compensation policies.

Please note that the use of use of “we,” “us” or “our” throughout this CD&A refers to the Company, its subsidiaries or its management. In addition, the use of “Chairman and Chief Executive Officer” or “CEO” throughout this CD&A refers to Craig Arnold, Chairman of the Company and Chief Executive Officer of Eaton Corporation. Similarly, the other four named executive officers are employees of an Eaton subsidiary.

EXECUTIVE SUMMARY

This section provides a summary of the performance metrics and actual results for the incentive plans in which our named executive officers and other executives participated for the year ending December 31, 2017. For 2017, our named executive officers are:

■

Craig Arnold, Chairman of the Company and Chief Executive Officer

■

Richard H. Fearon, Vice Chairman and Chief Financial and Planning Officer

■

Revathi Advaithi, Chief Operating Officer–Electrical Sector

■

Uday Yadav, Chief Operating Officer–Industrial Sector

■

Curtis J. Hutchins, President–Hydraulics Group

Executive Compensation Philosophy

We design our executive compensation plans and programs to help attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect Company performance as well as the responsibilities and personal performance of individual executives.

HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. On average, 80% of our named executive officers’ compensation is performance-based and tied to our short- and long-term incentive programs. Key features of these programs include:

■

Caps on payouts under our short- and long-term incentive plans;

■

Shareholder-approved short-term and long-term incentive plans;

■

A clawback policy;

■

A policy that prohibits hedging or pledging of our shares;

■

Share ownership and holding requirements;

■

No tax gross-ups;

■

No employment contracts; and

■

Double-trigger equity vesting upon a change in control.

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Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. This illustration shows the payouts as a percentage of target under our performance-based annual and long-term incentive programs and total return to shareholders over the last five years. As described on page 25, in 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

The table illustrates the correlation between pay and the performance we are delivering to our shareholders.

Total Shareholder Return and Performance-Based Incentive Plan Payouts

Summary of 2017 Performance-Based Incentive Plan Payouts

Short-Term Incentives

Goals under our short-term, performance-based incentive plan were achieved at 125% of target but management recommended and the Committee determined it was appropriate to reduce the payout to 110%. A bonus pool equal to 1.5% of Annual Net Income served as the initial funding mechanism for our Senior Executive Incentive Compensation Plan (Senior EIC Plan). In addition, the Committee established Adjusted Earnings Per Share (EPS) (which excludes acquisition integration charges) and Cash Flow Return on Gross Capital (CFR) goals that also are used in determining actual awards. For 2017, the target EPS and CFR objectives were $4.45 and 16.6%, respectively. Actual EPS and CFR were $4.65 (after excluding the gain on the Cummins joint venture and the impact of U.S. Tax Reform) and 16.9%.

2017 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

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Long-Term Incentives

In 2015, we changed the length of our performance-based long-term incentive program from four to three years. The Committee determined it was appropriate to change the length of the award periods because it had become increasingly difficult to accurately forecast economic cycles over four years. In addition, three-year performance periods are the most prevalent length among our peers and in the external market. As a result of this change, both the 2014-2017 and 2015-2017 performance-based long-term incentive periods ended on December 31, 2017.

In 2015, we also changed the form of the performance-based long-term incentive awards from phantom shares that are settled in cash to performance share units that settle in our ordinary shares. The Committee made this change because the accounting treatment for share-based long-term performance awards is more favorable than it is for the cash-settled plans, which are subject to mark-to-market accounting.

The results pertaining to the two long-term incentive periods that ended on December 31, 2017 are shown below. The 2014-2017 award period is the last cash settled award period and awards are reported in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. Earned awards from the 2015-2017 award period vested on February 27, 2018 and settled in ordinary shares. The values realized upon the vesting of these performance shares will be reported in the Options Exercised and Stock Vested Table in our next proxy statement.

2014-2017 ESIP: Our long-term, performance-based Executive Strategic Incentive Plan (“ESIP”) achieved a 25% payout for the 2014-2017 award period. The target cumulative EPS and CFR goals for the 2014-2017 award period were $22.11 and 20.8%, respectively. Our actual cumulative EPS over the four-year award period of $17.84 (after adjusting for the impact of certain legal settlements, gains from two joint ventures, and the 2017 U.S. Tax Reform) was below the threshold level necessary to earn a payment for the EPS growth metric but actual average CFR of 16.8% exceeded the CFR threshold of 8%.

2014-2017 ESIP opportunities took the form of phantom share units based on the average price of our ordinary shares over the first twenty trading days of the award period (in 2014) and were settled in cash based on the average price of our ordinary shares over the last twenty days of the award period (in 2017). Therefore, appreciation in Eaton’s share price over the four-year award period impacted the value that our executives realized from the ESIP awards, which is consistent with our policy of aligning their interests with those of our shareholders.

 2014-2017 EXECUTIVE STRATEGIC INCENTIVE PLAN GOALS AND RESULTS

2015-2017 Executive Strategic Incentive Program (also referred to as ESIP): Our long-term, performance-based ESIP achieved a 25% payout for the 2015-2017 award period. The target cumulative EPS and CFR goals for the 2015-2017 award period were $16.07 and 19.2%, respectively. Our actual cumulative EPS over the four-year award period of $13.17 (after excluding the gain on the Cummins joint venture and the impact of U.S. Tax Reform) was below the threshold level necessary to earn a payment for the EPS growth metric but actual average CFR of 16.5% exceeded the CFR threshold of 8%.

2015-2017 ESIP opportunities took the form of performance share units and were settled in Eaton ordinary shares. Earned shares vested on the date the Committee determined performance results and the calculated payout, which for this grant was February 27, 2018. The value realized by our executives is based on the closing price of our ordinary shares on that date, which was $81.96. Appreciation in Eaton’s share price over the three-year award period impacted the value that our executives realized from the ESIP awards, which is consistent with our policy of aligning their interests with those of our shareholders.

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2015-2017 LONG-TERM EXECUTIVE STRATEGIC INCENTIVE PROGRAM GOALS AND RESULTS

Additional information about our annual and long-term incentive plans begins on page 33.

Review of 2017 Advisory Vote on Executive Compensation

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2017, our shareholders approved our executives’ compensation by a vote of 94%. In addition, 90% of shares were voted in favor of holding the non-binding vote on an annual basis.

The Committee considered these voting results, shareholder feedback, and a comprehensive assessment of Eaton’s executive compensation programs, and in light of the support we received from shareholders in 2017, did not make substantive changes to our executive compensation plans or programs. The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and shareholder feedback.

Prior Year Changes That Impact the Summary Compensation Table
Effective with the 2015-2017 award period, the Committee approved a change in the form of the ESIP opportunities from phantom shares that are settled in cash to performance share units that settle in our ordinary shares. The Committee made this change because the accounting treatment for share-based long-term performance awards is more favorable than it is for the cash-settled plans, which are subject to mark-to-market accounting. Although this change did not result in larger ESIP target or payout opportunities to participants, the change distorts Total Compensation reported in the Summary Compensation Table. The distortion occurs because we are reporting grants that were made in the most recently reported year as “Stock Awards” and the cash payout for the ESIP performance period that ended in the reported year as “Non-Equity Incentive Plan Compensation.” This distortion occurred in 2015, 2016 and 2017. As of January 1, 2018, the cash-based ESIP periods have ended and there will be no more dual reporting of grants and payouts in the Summary Compensation Table starting with compensation reported for 2018 in next year’s proxy statement.

2017 Summary Compensation Table

2014	2015	2016	2017	2018	2019

2014-2017 Long Term Cash Performance Plan Award Period

2017-2019 Long Term Performance Share Award Period

The payout from the cash plan for a prior performance period and the share grant under a new plan for the future performance period distorts reported compensation. The 2014-2017 ESIP award results in realized pay at the end of the 2014-2017 performance period whereas the 2017-2019 grant will only result in realized pay after 2019 if the Company achieves its performance criteria. The 2014-2017 award period is the final cash-settled ESIP opportunity.

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2017 CEO REALIZED PAY AND OUR PERFORMANCE

Our compensation programs for Mr. Arnold and the other named executive officers are heavily weighted toward performance-based opportunities that are at-risk and subject to our performance.

The table below illustrates the relationship between Mr. Arnold’s target award opportunity and the amounts he actually earned based on our performance against the metrics established for the short- and long-term incentive plans that ended on December 31, 2017. Short- and long-term incentive plan metrics are intended to drive results that create value for our shareholders. This table supplements, but does not substitute, the information contained in the Summary Compensation Table on page 45. Each pay component shown below is discussed in more detail in the CD&A that follows.

COMPENSATION REALIZED BY OUR CHIEF EXECUTIVE OFFICER IN 2017

Compensation Component	Period Earned	Description	Target	Amount Earned
Annual Compensation
Base Salary	2017	We generally target the market median when establishing base salaries. Mr. Arnold received a 4.55% merit increase on July 1, 2017.	n/a	$1,125,002
Short-Term Incentive	2017	Mr. Arnold’s target was 150% of base salary. His actual award of 116% of his individual target is consistent with awards delivered to other executives. For more information on this payment, please see “2017 Short Term Incentive Awards”.	$1,725,000	$1,992,375
Total Annual Cash				$3,117,377
Realized Value from Long-Term Incentives
ESIP	2014-2017	Executives earned 25% of the target number of phantom share units that were granted in 2014. The earned number of phantom share units was multiplied by the average share price at the end of the award period to determine the cash payment. Dividend equivalents were paid based on the aggregate dividend paid to shareholders over the period and the final number of share units.	$1,050,000 expressed as 13,950 PSUs	$300,742
Stock Option Exercises	2011-2017	The gains upon exercise of stock options were based on the stock price appreciation from 2011-2017. Additional details, including the number of shares exercised, are reported in the Option Exercises and Stock Vested in 2017 table on page 50.	n/a	$172,083
Restricted Share Vesting	2013-2017	This represents the vesting of stock awards that were granted in 2013, 2014, 2015 and 2016. Additional details are reported in the Option Exercises and Stock Vested in 2017 table.	n/a	$1,184,556
Total Long-Term				$1,657,381
All Other Compensation		Includes the items disclosed as “Other Compensation” in the Summary Compensation Table, such as use of our aircraft, financial planning reimbursement, and Company matching contributions to the Eaton Savings Plan.	n/a	$39,863
TOTAL REALIZED COMPENSATION				$4,814,621
2015-2017 ESIP (to be realized in 2018)	2015-2017

Executives earned 25% of the target number of performance share units that were granted in 2015. Dividend equivalents were paid in cash based on the earned number of share units and the aggregate dividend paid to shareholders over the award period. The amount realized upon the vesting of these award on February 27, 2018 will be reported in our next proxy statement. Therefore, this amount is not included in the table above.

			$1,050,000 expressed as 15,720 PSUs	3,930 earned performance share units

The realized pay table differs from the Summary Compensation Table in a number of ways, including:

■

In addition to pay actually received, the Summary Compensation Table includes the accounting value of equity compensation granted during the year, which may or may not ever be earned. In contrast, this realized pay table reports only the elements of compensation actually received and/or realized by Mr. Arnold for performance periods that ended on December 31, 2017. Specifically, the values for equity awards in the realized pay table show the gross compensation (before applicable taxes) that Mr. Arnold received in 2017 upon the exercise of stock options and the vesting of RSUs (as shown in the “Option Exercises and Stock Vested in 2017” table on page 50), regardless of when these options or awards were granted.

■

In addition, the realized pay table does not reflect compensation that is based upon pension value increases although these amounts are included in the Summary Compensation Table. The Committee reviews compensation that is based upon the change in pension values as part of the Tally Sheet review discussed on page 30 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions.

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ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

Membership and Responsibilities

The Compensation and Organization Committee of the Board of Directors in 2017 consisted of five independent non-employee directors and is supported by our human resources department. As discussed below, the Committee also may retain one or more independent compensation consultants to assist it.

The Committee is responsible for handling a variety of organizational and compensation matters pertaining to Eaton’s leadership, including those shown in the table below. The Committee’s charter is available on our website at http://www.eaton.com/governance.

Compensation-related Tasks	Organizational Tasks
●

Reviews, approves, and oversees all of our executive compensation plans, including our stock plans;

●

Establishes performance objectives under our short- and long-term incentive compensation plans;

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Determines the attainment of those performance objectives and the awards to be made to our senior officers under our short- and long-term incentive compensation plans;

●

Determines the compensation for our senior officers, including salary and short- and long-term incentive opportunities;

●

Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive; and

●

Reviews new benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees.

●

Evaluates the performance of the CEO, with input from all non-employee directors;

●

Reviews the performance capabilities of the other senior officers based on input from the CEO;

●

Reviews succession planning for officer positions including the position of the CEO;

●

Reviews proposed organization or responsibility changes at the senior officer level; and

●

Reviews our practices for the recruitment and development of a diverse talent pool.

Use of Consultants

The Committee retained Meridian Compensation Partners as its independent executive compensation consultant to support the Committee’s oversight and management of our executive compensation programs. The consultant’s duties include helping the Committee validate our executive compensation plans and programs through periodic comprehensive studies. The consultant performed a variety of work for the Committee, including assessing Eaton’s executive compensation programs relative to market trends and best-in-class governance practices, providing independent feedback on our analytical work, and assisting the Committee in its review and discussion of material agenda items and its decision-making about our executive compensation programs and individual compensation opportunities. The consultant also coordinated and supported the annual performance appraisal for Mr. Arnold. The Committee used this appraisal as one of several factors in determining his payout under our short-term incentive plan for 2017 and also considered it in determining whether to adjust his base salary or his short- and long-term incentive targets for the next year.

The Committee’s written policies require the Company to obtain its review and approval before awarding any material consulting assignment to a firm that the Committee already has engaged. This policy ensures that the Committee’s consultants are well positioned to provide independent and impartial advice on executive compensation and governance matters.

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HOW WE ESTABLISH AND VALIDATE PAY

This section explains the Committee’s process for establishing and validating our pay targets. As shown in the table and described in detail below, this process involves several important analyses:

Analysis	Data Source	Purpose	How It’s Used	When It’s Conducted
Market Analysis	Aon Hewitt Associates and Willis Towers Watson Executive Compensation databases	Setting pay for our executives	Setting base pay and short- and long-term incentive targets for the next year/award cycle	October — February
Performance Assessments	Executive feedback	Evaluating individual performance based on input from the CEO	Determining the short-term incentive award payments for the award period that recently ended and in determining merit increases and adjusting individual award opportunities for the next award cycle	November — January
Tally Sheets	Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives

Evaluating the total remuneration and projected payments to the named executive officers under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustment to our compensation plans or programs, or an individual’s pay package, is necessary.

February
Peer Pay and Performance Analysis	Publicly available financial and compensation information as reported by the companies that we have identified as peers for strategic planning purposes	Evaluating pay and performance to validate individual compensation plans that were established in February

Comparing pay and performance results with that of the peer group to determine the efficacy of the “Total Compensation Analysis and Planning Process”.

This study also provides insight into how competitors establish their pay for performance profile.

July

Total Compensation Analysis and Planning Process (October–February)

We target total compensation to be within the median range of compensation paid by similarly sized industrial companies. We continually monitor and assess the competitive retention and recruiting pressures in the industries and markets where we compete for executive talent. As a result, the Committee periodically has exercised its judgment to set target compensation levels of certain executives above the market median to foster retention.

Several analyses play a role in the Committee’s Total Compensation Analysis and Annual Planning Process:

Market Analysis — From October through December of each year, our human resources department conducts a market analysis. First, we align our executives’ positions with comparable positions as reported in surveys published by two national consulting firms, Aon Hewitt and Willis Towers Watson. Then, in February, we prepare a comprehensive report for the Committee, which also is reviewed by its independent consultant, that compares our executives’ compensation to the average of the surveys’ median compensation data. This helps the Committee determine how each executive officer’s compensation compares to current market practices.

In preparing our comparison for 2017, we used the survey results for “industrial” companies (as categorized by the survey vendors), whether publicly or privately held, with revenues between $10 billion and $50 billion. The group contains between 100 and 120 companies in which the revenue range is approximately one-half to two times our revenue. We believe this comparator group adequately represents the market in which we compete for talent. The companies participating in each survey vary, and we are not able to determine which of the companies reported data for each position and each component of pay.

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Analysis of Internal Pay Equity and our Current Pay Levels — Internal equity among similarly situated positions is an important consideration in establishing individual pay targets. We maintain internal equity by establishing approximately the same target incentive opportunities for similarly situated positions. When determining what positions are similarly situated, we consider the following aspects of each position: its essential functions, the ability of the position holder to influence our overall results, any educational requirements, where the position stands in our leadership ranks, and job demands such as frequent travel and the responsibility to respond to business matters at any time and under any circumstances.

Tally Sheets — In addition to the market analysis, each February we provide the Committee with a comprehensive compensation Tally Sheet for each named executive officer. These Tally Sheets, which also are reviewed by the Committee’s independent consultant, help the Committee evaluate total remuneration and internal pay equity. The Committee reviews them before making decisions about the compensation of the named executive officers for the next year. Each Tally Sheet includes all components of the executive’s current compensation, including base salary, short-term incentive compensation, long-term cash incentive compensation, equity incentive compensation, retirement savings programs, health and welfare programs, and the cost of personal executive benefits. The Committee also reviews potential payments under various termination scenarios.

Performance Assessments — Assessments of executive performance are another key part of the Committee’s Total Compensation Analysis and Planning Process. Mr. Arnold meets individually with his direct reports, including the named executive officers, to discuss the performance assessments for their respective direct reports and to formulate initial recommendations for an appropriate total compensation plan for each executive. No member of management, including Mr. Arnold, makes recommendations regarding his or her own pay. The Committee meets with its independent consultant in Executive Session (with no members of management in attendance) to review Mr. Arnold’s performance assessment, the comprehensive market data for his position and his Tally Sheet to establish his total compensation plan.

Evaluating Pay

In July of each year, the Committee evaluates pay relative to external market data to validate the individual compensation opportunities that were established in February, and also considers whether we are setting appropriate performance criteria. This process involves collecting and reviewing peer group information and third party survey data and analyzing it as described below.

PEER GROUP ANALYSIS

Peer Group Selection — Historically, we did not use a compensation peer group to set compensation targets for our named executive officers. Instead, we used the survey data reported by two consulting firms as described under “Market Analysis” on page 29 as the primary source for setting pay and evaluating the competitiveness of our executive compensation programs. In July 2017, the Committee adopted a compensation peer group and starting in 2018, will use the proxy compensation data reported by this group together with the survey data reported by the two consulting firms to set each executive’s base salary and annual and long-term incentive targets. The Committee adopted the peer group in order to have additional data points to consider when setting pay and evaluating compensation programs. The Committee chose the companies in the compensation peer group based on revenue size, market capitalization, and industry. The compensation peer group also represents a sample of companies with whom we compete for talent. Eaton’s revenue and market cap are approximately aligned with the median revenue and market cap of the compensation peer group.

The compensation peer group does not replace Eaton’s strategic peer group that is used by the Board in setting the Company’s strategic plan. The publicly traded companies in the strategic peer group continue to serve as the relative peer group for purposes of comparing total shareholder return as it relates to Eaton’s long-term performance based incentive plan. The strategic peers were chosen based on their industry segment, among other considerations, so that the overall revenue of each segment would approximate Eaton’s revenues for each segment (Aerospace, Electrical, Hydraulics, Vehicle) versus overall revenue for the entire enterprise. The revenue of many companies in the strategic peer group is smaller than Eaton’s and given that there is a correlation between the revenue size of a company and the pay it delivers, the Committee determined that the strategic peer group would not serve as an appropriate peer group for purposes of setting pay. Therefore, with input from its consultant, the Committee chose the companies listed in the following table as the compensation peer group.

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Compensation Peer Group*
3M Company	ABB Ltd.	Caterpillar, Inc.
Cummins	Danaher Corporation	Deere & Company
Dover Corporation	Emerson Electric Company	Halliburton Company
Honeywell International Inc.	Illinois Tool Works Inc.	Ingersoll-Rand Plc
International Paper Company	Johnson Controls Inc.	Lear Corporation
Northrop Grumman Corporation	PACCAR Inc.	Parker-Hannifin Corporation
Raytheon Company	Rockwell Automation, Inc.	Stanley Black & Decker Inc.
Union Pacific Corporation	United Technologies Corporation	Whirlpool Corporation
*

Delphi Automotive was identified as a compensation peer in July 2017 and was removed in December 2017 after the company split into Delphi Technologies and Aptiv plc.

Peer Pay Analysis — Each year we provide the Committee with an analysis that includes the compensation reported by each publicly traded peer in its annual proxy statement and market survey data for positions that are equivalent to positions held by our named executive officers. In 2017, the peer group for purposes of this report included the publicly traded companies in our strategic peer group. The Committee uses this analysis in reviewing and establishing our stretch incentive plan goals and in answering whether our compensation targets are appropriate relative to market comparators. In 2017, this review of survey and peer proxy data confirmed that Eaton’s compensation opportunities were aligned with the external data points.

In prior years, we also conducted a peer pay targeting and performance hurdle study that analyzed our peers’ pay for performance profiles relative to that of their own peer groups. This helped the Committee to determine if we were setting rigorous and appropriate performance hurdles. This analysis was irrelevant in 2017 because (a) we adopted relative Total Shareholder Return (TSR) as our long-term incentive performance criteria and are no longer setting performance hurdles and (b) the strategic peer group does not serve as a compensation peer group.

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COMPONENTS OF COMPENSATION

In this section, we describe the main components of our compensation, including the metrics we use for our performance-based incentives.

OVERVIEW OF OUR PRIMARY COMPENSATION COMPONENTS

Component	Description	Form/Timing of Payout
Base salary	Levels reflect job responsibilities and market competition	Paid in cash throughout the year
Short-term incentive

Senior EIC Plan – Cash incentive tied to the following performance metrics:

●

Net income generates a pool that determines the maximum award amount. This maximum award may be reduced by the Committee.

●

The Committee considers performance relative to Adjusted Earnings Per Share (EPS) and Cash Flow Return on Gross Capital (CFR) goals as well as business unit and individual performance in making its final award determination.

Paid in cash after the year has ended and performance has been measured Executives can choose to defer payments under our Deferred Incentive Compensation Plan II
Long-term incentives
50% Performance- Based Long-Term Incentive (ESIP)

Tied to Relative Total Shareholder Return

ESIP opportunities are denominated in performance share units and settled in Eaton ordinary shares; therefore, value realization depends on our stock performance.

Awards are distributed in Eaton Ordinary Shares after the 3-year award period has ended and performance has been measured
50% Equity ● 25% RSUs ● 25% stock options	RSUs and stock options Value realization depends on our stock performance	Vesting in approximately equal installments over 3 years
Retention grants	Restricted shares granted on rare occasions to foster engagement and retention Value realization depends on our stock performance	Vesting periods range from 4 to 10 years

Base Salary

We pay a competitive base salary to our executive officers in recognition of their job responsibilities. In general, the Committee sets base salaries at approximately the market median as described under “Total Compensation Analysis and Planning Process” on page 29. On occasion, the Committee may set an executive’s base salary above the reported market median to foster retention and/or recognize superior performance. Executives must demonstrate consistently effective individual performance in order to be eligible for a base salary increase. In making salary adjustments, the Committee considers the executive’s base salary and total compensation relative to the market median and other factors such as individual performance against business plans, initiative, leadership, experience, knowledge, and success in building organizational capability.

2017 BASE SALARY

During the 2017 Total Compensation Analysis and Planning Process, the Committee reviewed each executive’s base salary relative to the market data from the two surveys described under “Total Compensation Analysis and Planning Process,” as well as the executive’s individual performance over the prior year. After discussing these items, the Committee determined it was appropriate to deliver merit increases on July 1, 2017, to the named executive officers as shown in the following table.

Executive	Increase %	New Base Salary
C. Arnold	4.55%	$1,150,000
R. Fearon	5.00%	$928,200
R. Advaithi	4.00%	$757,120
U. Yadav	4.00%	$655,200
C. Hutchins	3.00%	$583,161

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Short-Term Performance-Based Compensation

We establish a competitive annual cash incentive opportunity for our executives. The Committee determines target opportunities for each executive in February during its Total Compensation Analysis and Planning Process. As we previously discussed, the average of the median short-term incentive values as reported in two compensation surveys is used as the basis for determining our executives’ targets.

Metrics, Goals and Results — In February 2017, the Committee established a bonus pool under the Senior EIC Plan equal to 1.5% of our Annual Net Income. The Committee also considered, among other metrics, EPS growth rate guidance for us and our peers as a key starting point for setting aggressive performance objectives for our short-term incentive plan. The short-term objectives historically have been tied to EPS and CFR metrics and serve as subordinate metrics that the Committee considers when exercising negative discretion to determine actual award amounts under the Senior EIC Plan. The EPS metric measures earnings growth, while the CFR objective is an internal measure of return on capital. We and the Committee believe these are appropriate metrics because of their link to shareholder value creation.

For 2017, the Committee established the subordinate EPS and CFR goals based on its review of market analyses, our annual profit plan as approved by the Board of Directors, external research reports, and analyses of peer group data. We cap EPS and CFR goals at 200% of target. The Committee believes that the target levels established at the beginning of 2017 for the EPS and CFR goals were demanding but attainable.

The following table shows the 2017 goals and our actual results for the year (after excluding the gain on the Cummins joint venture and the impact of U.S. Tax Reform). Actual EPS and CFR results were 125% of target, but management recommended and the Committee determined it was appropriate to reduce the calculated payout to 110% of target.

2017 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

2017 SHORT-TERM INCENTIVE AWARDS

In February 2017, in addition to establishing the Senior EIC Plan Net Income Pool, the Committee also assigned a percentage of this pool to each participant, setting the maximum amount that the participant could receive under the Plan for 2017. For the named executive officers, these percentages ranged from 7% to 20% of the Annual Net Income Incentive Pool. Under the terms of the plan, no participant may be assigned a percentage share of the pool that is worth more than $7,500,000. The Committee also established an individual target award opportunity for each executive that reflected the median annual incentive opportunity reported in the compensation surveys that are used to establish individual compensation targets.

At the end of the award period, the Committee considered the following items in determining individual payouts:

■

The maximum award generated by the Net Income Pool for each participant.

■

The Company’s actual performance relative to subordinate EPS and CFR performance objectives and the Committee’s decision to adjust the payout to 110% of target as described above.

■

An individual performance factor that is based on the achievement of the individual performance goals described below:

■

Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s business unit.

■

Growth Goals: Building our brand; outgrowing the markets in which we operate; introducing new products and services.

■

Operational Excellence: Workplace safety and emissions reduction; advancements in quality; supply chain improvement; and operational efficiency/productivity.

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■

Building Organizational Capacity: Reinforcing our ethical standards; attracting and developing talent; developing a diverse and inclusive organization; promoting a learning culture.

The following table illustrates each named executive officer’s 2017 award opportunity and his or her actual Senior EIC Plan award relative to that opportunity:

Executive	Senior EIC Net Income Pool Allocation	Senior EIC Target as a % of Salary	Senior EIC Target $		EPS and CFR Results		Individual Performance Factor		Award	Award as % of Target
C. Arnold	$6,240,000	150%	$1,725,000	x	110%	x	105%	=	$1,992,375	116%
R. Fearon	$4,680,000	100%	$906,100	x	110%	x	105%	=	$1,046,546	116%
R. Advaithi	$4,680,000	100%	$742,560	x	110%	x	100%	=	$816,816	110%
U. Yadav	$4,680,000	100%	$642,600	x	110%	x	107%	=	$756,340	118%
C. Hutchins(1)	$2,184,000	75%	$431,001	x	110%	x	110%	=	$521,511	121%
(1) Mr. Hutchins’ Individual Performance Factor blends both Individual and Business Unit Adjustment Factors. For 2017, the Business Unit Factor was 100% and his Individual Factor was 110%.

Each named executive officer’s short-term incentive award is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Performance-Based Compensation

For 2017, the Committee established a long-term incentive target opportunity for each executive that was intended to align with the market median values reported in the two surveys we use to establish individual compensation plans. We provide long-term incentive compensation to our executive officers in two components that generally are weighted as follows:

■

50% in Performance-Based Long-Term Compensation: Relative TSR serves as the performance criteria for the three-year ESIP period that began on January 1, 2017. The amount earned by executives depends on the rank of our total return to shareholders against that of a TSR Peer Group. Share price appreciation or depreciation over the award period also affects the value realized by our executives, thereby providing a direct link to shareholder value creation.

■

50% in Time Based Equity Awards: The named executive officers receive an equal mix of stock options and restricted stock units (RSUs) which also provide a link to external performance. Time-based equity vests over a minimum of a three-year period.

We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance that focuses executives on both an external and internal measure of our success. In limited circumstances, the Committee provides retention restricted share grants to foster engagement and retention. The Committee’s independent compensation consultant has confirmed that this approach is appropriate to delivering long-term compensation and is consistent with market practices. No named executive officers received retention grants in 2017.

PERFORMANCE BASED LONG-TERM INCENTIVES FOR THE PERIOD ENDING DECEMBER 31, 2017

In February 2015 the Committee made two significant changes to the performance based long-term incentive program.

■

The form of the award changed from phantom shares that settle in cash to performance shares that settle in Eaton ordinary shares. The Committee made this change because the accounting treatment for share-based plans is much more favorable than it is for the cash-settled plans, which are subject to mark-to-market accounting.

■

The Committee also changed the length of the award period from four to three years because it had become increasingly difficult to accurately forecast economic cycles over four years and to align Eaton’s award period with the prevalent market practice. Two ESIP award periods ended on December 31, 2017 as a result of the change in the length of the award period and are described below.

2014-2017 and 2015-2017 ESIP Goals— In February 2014 and in February 2015, the Committee established challenging EPS compound growth rate and CFR performance goals for the 2014-2017 and 2015-2017 ESIP award periods, respectively. The CFR objective for each period focused management on driving attractive returns on the capital we employ over the multi-year award period, while the EPS goal for each period focused management on driving earnings growth throughout the multi-year cycle. In each year the Committee used a comprehensive report that analyzed publicly

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available peer group financial data to establish the CFR and EPS objectives. Our Board also used this report in reviewing our Strategic and Profit Plans. The report includes:

■

A comparison of our past performance across a range of performance metrics, compared to those same metrics as reported for our peer group;

■

Our estimated financial results and those for each peer group company as projected by sell-side analysts who follow these companies; and

■

A review of our strategic objectives and annual business plans for the multi-year performance period.

The EPS growth and CFR goals for each award period were weighted equally. The Committee set performance hurdles at levels such that our executives would receive payment of approximately 100% of the target incentive opportunity if our performance over the award period was at or above the projected median of performance compared to that of our peer group that was in place at the time the opportunity was established, and payment at or above 150% of the target incentive opportunity if our performance over the award period was at or above the projected top 25th percentile of performance of our peer group. We capped CFR and EPS growth goals for each ESIP period at 200% of target. This cap is consistent with the maximum incentive opportunity as reported by the companies that respond to the compensation surveys to which we subscribe.

The key to achieving an above-target payout for each ESIP period was to fully meet our annual operating plans, exceed our targeted operating margins and our earnings per share targets, closely manage our working capital, and fully achieve our committed integration and synergy targets.

In addition to setting ESIP goals, in February 2014 and February 2015, the Committee also set individual ESIP target award opportunities for each named executive officer that represented approximately 50% of his or her total long-term incentive opportunity that was established in each year.

2014-2017 ESIP — Individual target opportunities were expressed as a cash value and then converted to phantom share units based on the average New York Stock Exchange price of our ordinary shares over the first 20 trading days of the award period, which was $75.34. Phantom share units align the interests of the executives with those of the shareholders because the units reflect appreciation or depreciation and earnings on our ordinary shares during the performance period.

The CFR component of the 2014-2017 ESIP was achieved at 16.8%, which was above the threshold level of 8.0% needed to generate a payout under the plan. Actual cumulative EPS of $17.84 (after adjusting for the impact of certain legal settlements, gains from two joint ventures, and the 2017 U.S. Tax Reform) was below the minimum level of $19.62 that was necessary to generate a payout for the EPS component of the award. The combined results generated a payout of 25% of target.

2014-2017 LONG-TERM EXECUTIVE STRATEGIC INCENTIVE PLAN GOALS AND RESULTS

Final awards were determined by multiplying the target number of phantom share units by the calculated performance factor of 25%. The earned number of phantom share units was then converted to cash based on the average New York Stock Exchange price of our ordinary shares over the last 20 trading days of the award period, which was $77.38, and dividend equivalents were added based on the aggregate dividend paid over the period ($8.84) and the final number of share units that were earned. The combination of the cash value from the earned phantom share units and the accumulated dividend approximates the total shareholder return over that period.

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Awards earned by our named executive officers for the 2014-2017 ESIP Period are shown below:

Executive	2014-2017 Target	Target Units (based on $75.34 in 2014)	Earned Share Units (based on 25% payout)	Earned Award (based on $77.38 in 2017)	Accumulated Dividends (based on $8.84)	Total Award + Dividend Equivalents	Total Award as % of Target
C. Arnold	$1,050,000	13,950	3,488	$269,908	$30,834	$300,742	29%
R. Fearon	$1,050,000	13,950	3,488	$269,908	$30,834	$300,742	29%
R. Advaithi	$800,000	10,650	2,663	$206,068	$23,541	$229,609	29%
U. Yadav	$340,000	4,550	1,138	$88,061	$10,060	$98,121	29%
C. Hutchins	$340,000	4,550	1,138	$88,061	$10,060	$98,121	29%

2015-2017 ESIP — Individual target opportunities were expressed as a cash value and then converted to performance share units based on the average New York Stock Exchange closing price of our ordinary shares over the first 30 trading days of the award period, which was $66.81. Performance share units align the interests of the executives with those of the shareholders because the units reflect appreciation or depreciation and earnings on our ordinary shares during the performance period.

The CFR component of the 2015-2017 ESIP was achieved at 16.5%, which was above the threshold level of 8.0% needed to generate a payout under the plan. Actual cumulative EPS of $13.17 (after excluding the gain on the Cummins joint venture and the impact of U.S. Tax Reform) was below the minimum level of $14.58 that was necessary to generate a payout for the EPS component of the award. The combined results generated a payout of 25% of target.

2015-2017 LONG-TERM EXECUTIVE STRATEGIC INCENTIVE PROGRAM GOALS AND RESULTS

The earned number of performance shares was determined by multiplying the target number of performance share units by the calculated performance factor of 25%. The earned number of shares vested on February 27, 2018 upon the Committee’s determination and certification of the performance results. In accordance with SEC rules, the shares are reported in this proxy statement in the Outstanding Equity Awards at Fiscal Year End 2017 and will be reported in the Option Exercises and Stock Vested Table in 2018 in our next proxy statement. Executives also earned dividend equivalents based on the earned number of share units and the aggregate dividend paid on our ordinary shares over the period ($6.88).

Executive	2015-2017 Target	Target Units (based on $66.81 in 2015)	Earned Share Units (based on 25% payout)	Accumulated Dividends (based on $6.88)
C. Arnold	$1,050,000	15,720	3,930	$27,038
R. Fearon	$1,050,000	15,720	3,930	$27,038
R. Advaithi	$800,000	11,975	2,994	$20,599
U. Yadav	$340,000	5,090	1,273	$8,758
C. Hutchins	$340,000	5,090	1,273	$8,758

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How Our CFR and EPS Goals Used in Short- and Long-Term Incentive Plans Prior to 2016 Differ

We and the Committee believe that Earnings Per Share and Cash Flow Return on Gross Capital are appropriate metrics to use in our incentive plans because of the impact these items have on creating shareholder value.

Although we used an earnings per share (EPS) metric in both our short- and long-term incentive plans prior to 2016, the two metrics were different:

●

The short-term plan metric is tied to annual EPS. A goal is set in February of each year based on items such as EPS guidance for the year, market analyses and our annual profit plan.

●

The long-term ESIP metric was tied to EPS growth and the corresponding CFR over a four- or three-year period, as applicable. This multi-year goal was set based on the Board’s review of our Strategic Plan and the long-term, five-year financial goals that we shared with investors.

Long-Term Incentives Granted in 2017

Establishment of Performance Criteria for the 2017-2019 ESIP — By way of background, in 2016 the Committee adopted relative TSR as the performance criteria for long-term performance based award periods that began on or after January 1, 2016. The change from EPS growth and CFR goals to TSR was made because changes in end market growth rates had a disproportionate impact on actual versus forecasted results and it had become increasingly difficult to forecast absolute performance against that of our peers. The change alleviated the market calibration issue and introduced a stronger sense of relative performance. The change also eliminated any concern about the use of overlapping criteria in our short- and long-term incentive programs. We and the Committee believe a short-term plan with an earnings growth and return on assets orientation (via the EPS and CFR goals) complemented by a TSR-driven long-term plan is an effective combination that will enhance shareholder value.

Awards for the 2017-2019 award period will be determined based on our TSR relative to that of the TSR Peer Group as described below. TSR is calculated by taking the total of share price appreciation and dividends (assuming immediate reinvestment of dividends) over the three-year period compared to our share price at the beginning of the period. Our TSR rank among the TSR Peer Group will determine an adjustment factor which can range from 0% to 200%, such that executives will earn an award if our TSR ranks as follows:

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Threshold: awards earned at no more than 25% of target if our TSR is the lowest among the peer group and is positive.

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Target: awards earned at 100% of target if our TSR ranks in the middle of the TSR Peer Group. Additionally, if our TSR is the highest when compared to that of the TSR Peer Group, but is negative, then the maximum payout that can be earned is 100% of target.

■

Maximum: awards earned at 200% of target if our TSR ranks first among the TSR Peer Group and is positive.

The payout between threshold and maximum will be interpolated based on the rank of our TSR among the peer companies.

The TSR Peer Group for the 2017-2019 award period includes twenty companies, fourteen of whom are direct peers in either the Electrical, Hydraulics, Aerospace or Vehicle segments. The number of directly competitive peers in each segment roughly equates to the percentage of that segment’s revenue as a percent of total Eaton revenues. The remaining six peers are indirect but relevant peers. The companies included in the TSR Peer Group are:

Direct Peers: ABB, Ltd., Allison Transmission Holdings, Inc., American Axle & Manufacturing, Inc., BorgWarner, Inc., Cummins Inc., Emerson Electric Co., Hubbell Inc., Legrand S.A., Moog Inc., Parker-Hannifin Corporation, Rockwell Automation, Inc., Schneider Electric SE, Siemens AG, and Woodward, Inc.

Indirect Peers: Deere & Company, Dover Corporation, Honeywell International Inc., Illinois Tool Works Inc., Ingersoll-Rand plc, and United Technologies Corporation.

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Establishment of ESIP Award Opportunities for the 2017-2019 ESIP — In February 2017, the Committee established total long-term incentive opportunities, expressed as a cash value, for each executive. Targets are intended to align with the median long-term incentive value reported in the external market. Half of the long-term incentive target was converted to a number of performance share units based on the 30-day average closing price of our ordinary shares at the beginning of the award period. At the end of the award period, the number of performance share units will be adjusted up or down based on achievement of our TSR rank relative to that of the peers as described above. The adjusted number of share units, if any, will be distributed to participants in the form of our ordinary shares. An accumulated dividend equivalent covering the performance period will be paid in cash based on the number of share units actually earned. The combination of the value realized from the earned performance shares and the accumulated dividend approximates the total shareholder return over that period.

Equity Component of Long-Term Compensation — The named executive officers receive the equity component of their long-term incentive opportunity in both RSUs and stock options. The Committee considers alignment with the external market median and individual performance and potential when making equity grants. We typically grant equity awards in February.

The Committee has the authority to fix the date and all terms and conditions of equity grants to executive officers and other employees under our various stock plans, all of which have been approved by our shareholders. Our equity program adheres to the following best practices:

■

Stock options and RSUs generally vest over, or upon the conclusion of, at least a three-year period. The vesting of RSUs and stock options is contingent upon continued service with us over the vesting period.

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The aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period may not exceed 2,400,000 under our 2015 Stock Plan.

■

No more than 5% of the total number of shares authorized for delivery under the Plan may vest within less than one year after the grant date (except for awards granted to non-employee directors, in the event of a change of control of the Company, in the event of a divestment of a business or upon an employee’s death, disability, or retirement).

■

We set the strike price for all of our stock options at the fair market value of our shares on the date of the grant. Our current shareholder-approved stock plans define “fair market value” as the “closing price” as quoted on the New York Stock Exchange on the date of the grant.

RSUs Granted in 2017 — In February 2017, the Committee approved RSU grants that represented approximately 25% of each named executive officer’s target long-term incentive opportunity. These RSUs vest in approximately equal installments over three years. We pay dividend equivalents on the earned number of RSUs at the time the shares vest.

Stock Options Granted in 2017 — Stock options make up the remaining 25% of each named executive officer’s total target long-term incentive opportunity. The stock options granted in 2017 will vest in substantially equal installments over three years, subject to the executive’s continued employment with us, and have a strike price equal to the closing price of our ordinary shares on the date of the grant.

2017 Long-Term Incentive Grants — Each named executive officer’s target long-term incentive opportunity and mix is shown below. The target total long-term incentive values in this table are based on the market median survey data for each position. The target amounts shown below differ from the amounts reported in the Summary Compensation Table, which reports the grant date fair value determined in accordance with FASB ASC Topic 718.

Executive	ESIP Target ($) (50% of LTI)	RSU Target ($) (25% of LTI)	Stock Option Target ($) (25% of LTI)	Target Total Long-Term Incentive ($)
C. Arnold	$3,562,500	$1,781,250	$1,781,250	$7,125,000
R. Fearon	$1,500,000	$750,000	$750,000	$3,000,000
R. Advaithi	$1,000,000	$500,000	$500,000	$2,000,000
U. Yadav	$900,000	$450,000	$450,000	$1,800,000
C. Hutchins	$625,000	$312,500	$312,500	$1,250,000

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Change in the Form of ESIP Distorts the Summary Compensation Table

ESIP opportunities for periods that began prior to January 1, 2015 were not reported as Stock Awards in the Summary Compensation Table because there was no embedded right to stock settlement (however, these ESIP opportunities were reported in the Grants of Plan Based Awards Tables for the year in which the opportunities were established). Instead, these awards have been reported in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” in the year in which the award period ended. The “Non-Equity Incentive Plan” column of this and the proxy statements we filed in 2017 and 2016 includes the payouts from our cash settled ESIP award periods.

The long-term performance-based incentive opportunities for periods that began on or after January 1, 2015 will settle in shares and therefore are reported as “Stock Awards” in the Summary Compensation Table. The “Stock Awards” column of this and our proxy statements filed in 2017 and 2016 includes the values of the performance shares granted in 2017, 2016 and 2015 under ESIP.

As a result of reporting grants and payouts in the same year, our Summary Compensation Table Total Compensation is distorted. The final cash-settled ESIP period matured at the end of 2017 and this is the last year that will report payouts and grants in the Summary Compensation Table.

HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS

Health and Welfare Benefits and Retirement Income Plans

We provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees in the United States, with certain exceptions described below. Our named executive officers may choose to participate in our 401(k) plan and receive Company matching contributions, which are reported as “Other Compensation” in the Summary Compensation Table. We provide 401(k) matching contributions that comply with Internal Revenue Code limits.

In place of typical Company-paid group term life insurance, we provide all executive officers and approximately 600 other employees who were hired prior to January 1, 2016 with Company-paid life insurance coverage under two separate policies. The aggregate value of the two policies is approximately equal to an executive’s annual base salary, and this level of coverage is consistent with the level of coverage provided to other non-union U.S. salaried employees through our group term life policy. The majority of the executives’ life insurance (base salary minus $50,000) is covered under an executive-owned individual whole-life policy, with the remaining $50,000 of insurance covered under our group term life policy. Employees who were hired on or after January 1, 2016 are provided coverage approximately equal to one time base salary under our group term life policy.

The value of the Company-paid premium for the whole life policy is imputed as income to each covered executive. We decided to provide this executive life insurance arrangement to allow each executive to have a paid-up policy at retirement that would mirror Company-provided post-retirement group term life insurance, but with less post-retirement tax complexity for both the executive and the Company.

Other Retirement and Compensation Arrangements

The 2017 Pension Benefits table on page 52 reports retirement benefits for Mr. Arnold and the other named executive officers. Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized plans under which payment will be made for any benefits that may exceed those limits. If these nonqualified benefits accrued before 2005, executives may choose a lump sum payment or an annuity (unless otherwise determined by the Committee), except that if there is a change of control of the Company, they will be paid at the time of the event (unless otherwise determined by the Board of Directors) in a lump sum. These benefits that accrued after January 1, 2005 will be paid in the form of a single sum at retirement.

In response to market practices and to enhance our ability to attract and retain key executives, the Board of Directors also adopted plans that provide supplemental annual retirement income to certain executives whom we hire mid-career, because they do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans. These supplemental plans deliver a benefit if the executive either

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retires at 55 or older with at least 10 years of service, or at 65 or older regardless of the years of service. No new participants have been added to this plan since 2011.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term compensation to include base salary, overtime pay, pay premiums and awards under any short-term variable pay or incentive compensation plans (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described in the preceding paragraph. These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers that consider base salary and earned annual incentive awards in the calculation of the executives’ account balances. Long-term incentives, including cash and amounts realized upon the exercise of stock options and/or vesting or RSUs, PSUs or RSAs, are not factored into these calculations.

Deferral Plans

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. Our deferral plans do not allow executives to defer the receipt of their share-based awards. We offer these deferral arrangements so that our executives have a competitive opportunity to accumulate additional retirement assets and a means to meet our share ownership guidelines.

Personal Benefits

We provide our executive officers with limited personal benefits such as reimbursement for financial and estate planning and tax preparation. Personal benefits are treated as taxable income to the executive.

Employment Contracts and Change of Control Agreements

We do not provide our executive officers with employment contracts; however, we do enter into Change of Control Agreements with each executive officer. The agreements do not contain tax gross-up provisions, but do contain double-trigger severance provisions and restrictive covenants. These agreements provide benefits if an executive’s employment is terminated or materially changed for certain reasons following a change of control. We believe that these agreements are in the best interest of our shareholders because they help ensure that we will have the continued dedication and focus of key executives in the event of a change of control of the Company. Details of our Change of Control Agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination beginning on page 55.

Limited Tax Protection for Relocation and Foreign Assignments

We and the Committee believe that tax protection is appropriate in very limited circumstances to avoid the potential for the value of a benefit to be reduced as a result of tax requirements that are beyond an executive’s control. Specifically, we provide tax protection for our employees under our relocation and foreign assignment policies so that they are able to make decisions to accept new assignments without concern that relocating would be a disadvantage from a tax standpoint.

Use of Our Aircraft

We own, operate, and maintain Company aircraft to enhance the ability of our executive officers and other corporate and business leaders to conduct business in an effective manner. This principle guides how the aircraft are used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable laws. The Board of Directors has directed Mr. Arnold to use our aircraft for his business and personal travel, whenever feasible, to ensure his personal security and enhance his productivity. Our aircraft policy does not permit other executives to use Company-owned aircraft for personal use without the advance approval of the Chief Executive Officer. No named executive officers receive tax protection on the imputed income for personal use of Company-owned aircraft.

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EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

Share Ownership Guidelines

We expect all of our executive officers and certain other high-level key executives to hold a number of our shares with a value equal to a pre-determined multiple of their base salary. These multiples, as shown below, represent the minimum guidelines and are consistent with trends we have seen in the competitive market. Each executive must own a minimum of 20% of the required shares outright. Executives are expected to hold shares that vest and shares acquired upon the exercise of stock options until these requirements are met. In addition, executives are expected to reach these guidelines within five years of appointment to a new position and are expected to satisfy them for the duration of their employment with the Company.

Position	Minimum Guideline
Chairman and Chief Executive Officer	6 times base salary
Vice Chairman, Chief Financial and Planning Officer	4 times base salary
Chief Operating Officer Electrical or Industrial Sector	4 times base salary
Other Officers	2-3 times base salary
General Managers and other ESIP participants	1 time base salary

Twice each year, the Committee reviews each executive officer’s share ownership relative to these levels, and our Chief Executive Officer reviews the ownership of other non-officer executives. On December 31, 2017, each of the named executive officers exceeded his or her ownership and holding requirements.

Anti-Hedging and Pledging

We have a policy that prohibits directors and officers, including the named executive officers, from engaging in financial hedging of their investment risk in our shares and from pledging our shares as collateral for a loan.

Clawback Policy

The Board of Directors has adopted a formal policy stating that, if an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any periods as to which a performance-based award was paid or credited to the executive during the 12-month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion. The clawback policy covers any executive who participates in our ESIP or any successor plans. Our incentive compensation plans, stock plans and deferral plans all include the provisions of this policy. This policy may be found on our website at http://www.eaton.com/governance.

Tax and Accounting Considerations

We carefully monitor and comply with any changes in the laws, regulations, accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations have never played a central role in the process of determining the compensation or benefit plans and programs that are provided to our executives. Instead, the Committee consistently has structured our executive compensation program in a manner intended to ensure that it is competitive in the marketplace for executive talent and provides incentives and rewards that focus our executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

The Tax Cuts and Jobs Act enacted in December 2017 repealed the performance-based exception to section 162(m) and limits deductible compensation paid to covered employees to $1 million. Where the transition rules allow, we intend to deduct remuneration in excess of $1 million paid to covered employees pursuant to performance-based compensation plans that were in effect on November 2, 2017 and not modified after that date.

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RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK

Each year, the Committee and management conduct a comprehensive review of our executive and broad-based compensation programs to determine whether any of our compensation programs, either individually or in the aggregate, would encourage employees to undertake excessive risks that are reasonably likely to have a material adverse impact on the Company.

Compensation and Organization Committee Annual Risk Assessment

After reviewing an inventory of our 2017 broad-based variable pay and sales commission plans, which included the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential, performance criteria under each plan, and the type of plan (for example, management-by-objective and goal sharing), the Committee concluded that none of the broad-based programs would likely give rise to a material risk.

The Committee also applied a risk assessment to the short- and long-term incentive plans that are described earlier in the CD&A. This analysis included, but was not limited to, the following items:

■

Whether performance goals were balanced and potential payments were reasonable based on potential achievement of those goals at the threshold, target and maximum levels;

■

When applicable, whether the relationship between performance objectives under the short-term incentive programs was consistent with the performance objectives tied to the long-term incentive plans;

■

The caps on individual awards and aggregate payments under the plans; and

■

How our performance objectives and target award opportunities compared to the objectives and target awards underlying our peers’ incentive programs.

Our Executive Compensation Strategies and Programs Are Structured to Reduce Risk

The Committee and management also concluded that our executive compensation strategy and programs are structured in the best interest of the Company and its stakeholders and do not create a material risk due to a variety of mitigating factors, such as:

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An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements and delivers rewards based on sustained performance over time;

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The Committee’s sole power to set performance objectives for our incentive plans. These objectives have included CFR and adjusted EPS financial goals and qualitative goals under the short-term plan, such as leadership development, growth, operational excellence, and building organizational capacity. We believe all of these items contribute to increased shareholder value;

●

Our long-term performance plan (ESIP) focuses on cumulative EPS and CFR for overlapping multi-year award periods that began prior to 2016 and relative TSR for periods that began in or after 2016. This creates a focus on driving sustained performance over multiple award periods that mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one period;

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The use of equity awards to foster retention and align our executives’ interests with those of our shareholders;

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Capping the potential payouts under the short- and long-term incentive plans to eliminate the potential for windfalls;

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A clawback policy that allows us to recover compensation in the case of a material restatement of financial results and/or employee misconduct;

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Share ownership guidelines; and

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A broad array of benefit programs that offer employees and executives an opportunity to build meaningful retirement assets throughout their careers.

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COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Todd M. Bluedorn, Chair
Christopher M. Connor
Michael J. Critelli
Charles E. Golden
Arthur E. Johnson

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Compensation Tables

2017 SUMMARY COMPENSATION TABLE

This table shows the total compensation of the Company’s Chairman and Chief Executive Officer of Eaton Corporation, the Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation, and our three other most highly compensated executive officers in 2017.

NARRATIVE EXPLANATION OF SUMMARY COMPENSATION TABLE COLUMN INFORMATION:

Column	Explanation
Salary	Consists of base salary, which accounted for, on average, 13% of the total compensation of the named executive officers in 2017.
Bonus

The named executive officers were not entitled to receive “Bonus” payments for 2017 (“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any performance criteria).

Stock and Option Awards

These two columns show the grant date fair value of equity awards granted to the named executive officers.

●

Stock Awards — Consists of the grant date fair value of awards delivered to each named executive officer in the year reported. The value of Stock Awards is based on our New York Stock Exchange closing price on the date of the grant. This column includes the following components for each reported year:

		2017	2016	2015
	Restricted Stock Units	✓	✓	✓
	ESIP Performance Share Units	✓	✓	None granted
	Restructuring Performance Units	None granted	✓	None granted

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Option Awards — Reports the grant date fair value of stock options awarded in each respective year. The grant date fair value of stock options is based on the Black-Scholes option pricing model. The Named Executive Officers received stock option grants in 2017, 2016 and 2015.

Non-Equity Incentive Plan Compensation

Reports the amount earned for 2017 under the Senior EIC Plan and 2014-2017 ESIP. The incentive payments reported in this column were approved by the Committee at its February 27, 2018 meeting and, to the extent not deferred by the executive, will be paid on March 15, 2018.

Changes in Pension Value and Nonqualified Deferred Compensation Earnings

Contains two distinct components.

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“Changes in Pension Value” represents the total change in the actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. The change in this column from year-to-year reflects items such as: changes in compensation as defined under the pension plan in which the executive participates, an additional year of service, and changes in the discount and interest rates used to determine the actuarial present value of the accumulated benefit reported in each respective year.

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“Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service, when applicable. Under the disclosure rules, earnings on deferred compensation are considered to be “above-market” if the rate or formula used to calculate the interest under the plan in which the executive participates exceeded a rate of interest established by the Internal Revenue Service. No named executive officers had “above-market” earnings on deferred compensation.

All Other Compensation

Consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes items such as personal benefits, our contributions to defined contribution plans and the value of insurance premiums paid by us.

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2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Changes In Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
C. Arnold Chairman and Chief Executive Officer	2017	$1,125,002	-	$5,956,210	$1,948,435	$2,293,117	$3,815,514	$39,863	$15,178,141
	2016	$1,040,389	-	$7,434,517	$1,453,379	$1,703,088	$1,376,872	$28,864	$13,037,109
	2015	$842,636	-	$1,657,124	$548,193	$1,665,083	$575,817	$46,296	$5,335,149
R. Fearon Vice Chairman and Chief Financial and Planning Officer	2017	$906,100	-	$2,508,244	$820,473	$1,347,288	$2,983,382	$37,493	$8,602,980
	2016	$852,550	-	$4,482,911	$871,918	$1,167,722	$1,267,762	$31,076	$8,673,939
	2015	$790,162	-	$1,657,124	$548,193	$1,549,645	$751,795	$37,714	$5,334,633
R. Advaithi COO — Electrical Sector	2017	$742,560	-	$1,672,536	$546,982	$1,046,425	$1,016,226	$25,669	$5,050,398
	2016	$700,001	-	$3,127,456	$581,461	$909,387	$648,546	$12,291	$5,979,142
	2015	$609,012	-	$1,611,431	$417,635	$905,758	$269,803	$61,499	$3,875,138
U. Yadav(6) COO — Industrial Sector	2017	$642,600	-	$1,504,715	$492,586	$854,461	$1,276,569	$21,852	$4,792,783
	2016	$602,885	-	$2,289,733	$523,479	$637,006	$710,822	$21,116	$4,785,041
C. Hutchins President— Hydraulics Group	2017	$574,669	-	$1,045,295	$342,242	$619,632	$715,741	$24,620	$3,322,199

(1)

In 2017, 2016 and 2015, $181,250, $155,625 and $36,250, respectively, of Mr. Arnold’s salary was attributable to his service as a member of Eaton’s Board of Directors. In 2017, 2016 and 2015, $141,250, $135,625 and $36,250, respectively, of Mr. Fearon’s salary was attributable to his service as a member of Eaton’s Board of Directors.

(2)

These two columns show the grant date fair value of equity awards, computed in accordance with ASC 718, granted to the named executive officers. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with these valuations are further described in Note 11 to the Consolidated Financial Statements of our 2017 annual report. The actual amounts realized by individual named executive officers likely will vary based on a number of factors, including the market performance of our shares and timing of option exercises. In 2016, we adopted a market-based TSR metric for our ESIP. In accordance with regulations, ESIP performance share units granted in 2016 and 2017 were valued using a Monte Carlo simulation which yielded a premium over the closing price of our shares on the date of the grant. In 2015, ESIP objectives were tied to EPS and CFR goals. Accordingly, ESIP performance shares granted in 2015 were valued based on our New York Stock Exchange Closing Price on the date of the grant.

(3)

Non-Equity Incentive Plan Compensation reported in this column includes payments earned under the 2017 Senior EIC Plan and the 2014-2017 ESIP. The amount earned under each plan is shown below. The material features of these incentive plans are described in the Compensation Discussion and Analysis.

	2017 Short-Term Incentive Award	2014-2017 Long-Term Incentive Award	Total
C. Arnold	$1,992,375	$300,742	$2,293,117
R. Fearon	$1,046,546	$300,742	$1,347,288
R. Advaithi	$816,816	$229,609	$1,046,425
U. Yadav	$756,340	$98,121	$854,461
C. Hutchins	$521,511	$98,121	$619,632

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(4)

In 2017, no named executive officers received above-market earnings on his or her nonqualified deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans for each named executive officer is noted below.

	Qualified	Nonqualified	Total
C. Arnold	$201,278	$3,614,236	$3,815,514
R. Fearon	$52,696	$2,930,686	$2,983,382
R. Advaithi	$96,493	$919,733	$1,016,226
U. Yadav	$59,562	$1,217,007	$1,276,569
C. Hutchins	$52,081	$663,660	$715,741

(5)

“All Other Compensation” includes the aggregate incremental cost we incurred for certain personal benefits, including:

●

Reimbursement of financial, tax and estate planning fees.

●

Personal Use of Company Aircraft: Is the executive’s use of our airplanes for personal travel. In 2017 Mr. Arnold’s and Mr. Hutchins’ family members accompanied them on our aircraft to certain business-related events and meetings. There is no incremental cost to the company for family members to accompany executives on business trips; however, we are disclosing this perquisite in accordance with SEC rules. The calculation of incremental cost for our executives’ personal use of our aircraft includes only those variable costs incurred as a result of personal flight activity. It excludes non-variable costs, which would have been incurred regardless of whether there was any personal use of our aircraft. We do not reimburse named executive officers for tax costs related to personal use of our aircraft.

●

Life Insurance: We provide approximately 600 employees, including the named executive officers, with the opportunity to acquire individual whole-life insurance as described on page 39. The annual premium paid by us during 2017 for each of the named executive officers is shown in the chart below. Each participant is responsible for paying individual income taxes due with respect to our insurance program.

●

401(k) Company Matching Contributions: The amount of our contributions to the named executive officers’ accounts under the 401(k) Eaton Savings Plan (the “ESP”) is reported below. The ESP permits an employee to contribute a portion of his or her salary to the ESP, subject to limits imposed under the Internal Revenue Code.

●

 The amounts of these items reported as “All Other Compensation” are:

	Financial Planning	Personal Use of Aircraft	Company Paid Life	Employer Contributions to 401(k)	Total Other
C. Arnold	$12,435	$7,056	$12,272	$8,100	$39,863
R. Fearon	$16,515	-	$12,878	$8,100	$37,493
R. Advaithi	$9,972	-	$7,597	$8,100	$25,669
U. Yadav	$11,900	-	$4,214	$5,738	$21,852
C. Hutchins	$9,400	-	$7,120	$8,100	$24,620
(6)

Mr. Yadav became a named executive officer in 2016.

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GRANTS OF PLAN-BASED AWARDS IN 2017

The following table summarizes the potential awards payable to named executive officers with respect to the short-term and long-term incentive award opportunities granted in 2017.

	Estimated Future Payout under Non-Equity Incentive Plan Award				Estimated Future Payout under Equity Incentive Plan Award			Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards
C. Arnold	2/21/2017(1)	$431,250	$1,725,000	$6,240,000
	2/21/2017(2)				12,835	51,340	102,680				$4,110,794
	2/21/2017(3)							25,670			$1,845,416
	2/21/2017(3)								128,950	$71.89	$1,948,435
R. Fearon	2/21/2017(1)	$226,525	$906,100	$4,680,000
	2/21/2017(2)				5,405	21,620	43,240				$1,731,113
	2/21/2017(3)							10,810			$777,131
	2/21/2017(3)								54,300	$71.89	$820,473
R. Advaithi	2/21/2017(1)	$185,640	$742,560	$4,680,000
	2/21/2017(2)				3,604	14,415	28,830				$1,154,209
	2/21/2017(3)							7,210			$518,327
	2/21/2017(3)								36,200	$71.89	$546,982
U. Yadav	2/21/2017(1)	$160,650	$642,600	$4,680,000
	2/21/2017(2)				3,243	12,970	25,940				$1,038,508
	2/21/2017(3)							6,485			$466,207
	2/21/2017(3)								32,600	$71.89	$492,586
C. Hutchins	2/21/2017(1)	$107,750	$431,001	$2,184,000
	2/21/2017(2)				2,253	9,010	18,020				$721,431
	2/21/2017(3)							4,505			$323,864
	2/21/2017(3)								22,650	$71.89	$342,242
(1)

SENIOR EIC PLAN. The amounts shown represent potential payments that were established for 2017 under our Senior EIC Plan. As described in Short-Term Performance-Based Compensation on page 33, the Committee established a pool under the Senior EIC plan, which was expressed as a percentage of an objective corporate performance goal. A portion of this pool was assigned to each participant, thereby establishing each individual’s maximum award opportunity. The Committee considered the maximum allocation generated by the net income pool as well as achievement of corporate CFR and EPS, business unit and individual goals to determine actual incentive awards.

(2)

ESIP AWARD. The amounts shown represent the potential payments that were established in February 2017 for the 2017-2019 ESIP Award Period. The ESIP opportunities were denominated in performance share units. The number of performance share units was determined by dividing the target value of the ESIP opportunity by the average closing price of our shares over the first 30 trading days of 2017 and rounding up to the nearest 5 shares. At the end of the award period, the number of ESIP performance share units will be adjusted based on the Company’s TSR rank among a group of peers. The final number of performance share units cannot exceed two times the original number of share units. Dividend equivalents will be paid based on the earned number of performance share units and the aggregate dividend paid to our investors over the three-year award period. Earned awards, if any, will be distributed in the first quarter of 2020 and the value realized will vary based on share price appreciation and relative TSR. The value of performance units shown in this table are computed in accordance with ASC 718.

(3)

STOCK OPTIONS and RSUs. These amounts represent stock options and RSUs granted on February 21, 2017. The value of restricted stock units shown in this table are computed in accordance with ASC 718. The value of stock options is based on a Black-Scholes option pricing model. The assumptions used in connection with the valuations of the grants in this table are further described in Note 11 to Consolidated Financial Statements of our 2017 annual report. The actual amounts realized by individual named executive officers will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table summarizes the outstanding equity awards held by the named executive officers at December 31, 2017. The closing price of our ordinary shares on the last trading day in 2017 ($79.01) was used to determine the market value of the unvested RSAs and RSUs shown in the “Market Value of Shares or Units of Stock That Have Not Vested ($)” column. All share amounts and per-share prices for awards established before February 28, 2011 have been adjusted to reflect the Company’s two-for-one stock split that occurred on that date.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)
C. Arnold	2/21/2017	-	128,950	-	$71.89	2/21/2027	2/21/2017	25,670	$2,028,187	51,340	$4,056,373
	2/23/2016	43,840	89,010	-	$56.55	2/23/2026	6/1/2016	16,221(3)	$1,281,621	-	-
	2/24/2015	23,694	12,206	-	$71.72	2/24/2025	2/23/2016	16,509	$1,304,376	74,930(4)	$5,920,219
	2/25/2014	26,150	-	-	$75.36	2/25/2024	2/24/2015	2,673	$211,194	3,930	$310,509
	7/23/2013	42,000	-	-	$68.95	7/23/2023
	2/21/2012	42,175	-	-	$51.94	2/21/2022
	2/22/2011	38,417	-	-	$53.71	2/22/2021
R. Fearon	2/21/2017	-	54,300	-	$71.89	2/21/2027	2/21/2017	10,810	$854,098	21,620	$1,708,196
	2/23/2016	26,301	53,399	-	$56.55	2/23/2026	2/23/2016	9,906	$782,673	55,220(4)	$4,362,932
	2/24/2015	23,694	12,206	-	$71.72	2/24/2025	2/24/2015	2,673	$211,194	3,930	$310,509
	2/25/2014	26,150	-	-	$75.36	2/25/2024
	7/23/2013	42,000	-	-	$68.95	7/23/2023
	2/21/2012	44,100	-	-	$51.94	2/21/2022
	2/22/2011	44,000	-	-	$53.71	2/22/2021
R. Advaithi	2/21/2017	-	36,200	-	$71.89	2/21/2027	2/21/2017	7,210	$569,662	14,415	$1,138,929
	2/23/2016	17,539	35,611	-	$56.55	2/23/2026	2/23/2016	6,607	$522,019	39,265(4)	$3,102,328
	2/24/2015	18,051	9,299	-	$71.72	2/24/2025	2/24/2015	6,902(5)	$545,327	2,994	$236,536
	2/25/2014	19,950	-	-	$75.36	2/25/2024	2/25/2014	4,450(6)	$351,595	-	-
	2/26/2013	32,000	-	-	$59.56	2/26/2023	2/26/2013	7,045(6)	$556,625	-	-
	2/21/2012	22,050	-	-	$51.94	2/21/2022
U. Yadav	2/21/2017	-	32,600	-	$71.89	2/21/2027	2/21/2017	6,485	$512,380	12,970	$1,024,760
	2/23/2016	15,790	32,060	-	$56.55	2/23/2026	2/23/2016	5,943	$469,566	26,060(4)	$2,059,001
	2/24/2015	7,689	3,961	-	$71.72	2/24/2025	2/24/2015	866	$68,423	1,273	$100,540
	2/25/2014	8,500	-	-	$75.36	2/25/2024	2/25/2014	6,840(6)	$540,428	-	-
	2/26/2013	13,600	-	-	$59.56	2/26/2023	2/26/2013	5,035(6)	$397,815	-	-
	2/21/2012	7,950	-	-	$51.94	2/21/2022	2/21/2012	5,965(6)	$471,295	-	-
	2/22/2011	2,140	-	-	$53.71	2/22/2021
C. Hutchins	2/21/2017	-	22,650	-	$71.89	2/21/2027	2/21/2017	4,505	$355,940	9,010	$711,880
	2/23/2016	10,972	22,278	-	$56.55	2/23/2026	2/23/2016	12,448(7)	$983,516	12,320	$973,403
	2/24/2015	7,689	3,961	-	$71.72	2/24/2025	2/24/2015	866	$68,423	1,273	$100,540
	2/25/2014	8,500	-	-	$75.36	2/25/2024
	2/26/2013	13,600	-	-	$59.56	2/26/2023
	2/21/2012	15,000	-	-	$51.94	2/21/2022

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(1)

Unless otherwise noted, stock option awards and restricted stock units vest in approximately equal installments on the first, second and third anniversary of the date of the grant, subject to the executive’s continued employment with us, such that:

●

Approximately one-third of the unexercisable option awards and one-third of the unvested stock awards granted in 2017 will vest on each February 21, 2018, 2019 and 2020. Approximately one-half of the unexercisable option awards and one-half of the unvested stock awards granted in 2016 will vest on each February 23, 2018 and 2019.

●

The unexercisable option awards and unvested stock awards granted in 2015 will vest on February 24, 2018.

(2)

Unless otherwise noted, represents potential payments that were established in 2017, 2016 and 2015 for the 2017-2019, 2016-2018, and 2015-2017 ESIP Award Periods. The number of earned units will be determined at the end of each three-year award period based on the Company’s achievement of the performance criteria that was established for each award period. The earned number of performance units for each ESIP grant can range from 0 to 200%. The value realized upon the vesting of performance units will be determined based on the closing price of our ordinary shares on the vesting date. The 2015-2017 ESIP opportunities included in this column were earned at 25% of target and shares vest on February 27, 2018.

(3)

Unvested restricted stock units cliff vest on June 1, 2019.

(4)

Includes the following number of performance units for each executive listed below. The performance criteria for this grant is tied to restructuring goals and up to 100% of the grant may vest in February 2019 subject to the achievement of the performance criteria and the Committee’s approval.

●

Mr. Arnold: 25,650, Mr. Fearon: 25,650, Ms. Advaithi: 19,550, Mr. Yadav: 8,320

(5)

Includes 4,865 unvested restricted stock awards that cliff vest on February 24, 2025.

(6)

Unvested restricted stock awards cliff vest on the tenth anniversary of the date of the grant.

(7)

Includes 8,320 unvested restricted stock units that will vest on February 23, 2019 subject to continued employment with us.

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OPTION EXERCISES AND STOCK VESTED IN 2017

The following table provides information about exercises of stock options and vesting of RSAs and RSUs during the year ended December 31, 2017. The values for exercised stock options reflect the difference between the aggregate option exercise price and the market price of the applicable number of our ordinary shares on the date of exercise. The values for any RSAs or RSUs that vested during 2017 reflect the per share closing price of our ordinary shares on the vesting date multiplied by the number of shares that vested.

	Option Awards:		Stock Awards:
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Arnold	7,508	$172,083	16,146	$1,184,556
R. Fearon	-	-	9,916	$714,402
R. Advaithi	13,000	$321,442	7,092	$510,809
U. Yadav	7,265	$191,365	4,560	$328,923
C. Hutchins	14,360	$354,048	4,471	$322,018
(1) Amounts realized upon the exercise of options or on the vesting of RSAs or RSUs are not eligible for deferral under any of our deferred compensation plans.

2017 PENSION BENEFITS

We maintain three basic types of retirement income plans for our U.S. salaried employees:

■

a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula;

■

two defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table); and

■

a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to certain elected officers and executives who are recruited by us mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-Qualified Retirement Income Plans — Effective January 1, 2003, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula, or (b) convert the value of their accrued benefit to an “opening balance” and commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002, but before April 1, 2013, automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the Pension Plan.

Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level plus 1.5% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (generally consisting of salary plus short-term executive incentive compensation for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest). Years of credited service includes the number of years of employment between age 21 and retirement, subject to a maximum of 44 years. Corporate policies require the named executive officers to retire at age 65.

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Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which credits are regularly added. The credits are equal to a percentage of eligible compensation (generally consisting of salary and short-term incentive compensation) plus interest at a specified rate and, where applicable, cost-of-living including credits on certain opening balances. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of eligible compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of eligible compensation is credited. When the sum is 70 or greater, 8.0% of eligible compensation is credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Any employee hired on or after April 1, 2013 and all U.S. employees of Cooper immediately prior to our acquisition of Cooper will receive an additional employer contribution under the Eaton Savings Plan in lieu of a benefit under the Pension Plan.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. This includes a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan. As permitted under the Internal Revenue Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the Pension Plan that may exceed those limits. This applies to all participants, including the named executive officers.

Limited Eaton Service Supplemental Retirement Income Plan — The Board of Directors has adopted a plan that provides supplemental annual retirement income to elected officers and certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement generally is equal to the amount by which a percentage of the executive’s average final annual compensation exceeds his or her earned retirement income. This includes amounts receivable under the retirement plans described above. The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans generally are paid in one of the forms available under the Pension Plan as elected by the participant. Benefits earned after 2004 are paid as a single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company.

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This table shows the estimated present value of the benefits payable under each of our retirement income plans to each named executive officer.

2017 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Arnold	Pension Plan for Eaton Corporation Employees	17.25	$944,745	-
	DB Restoration Plan	17.25	$6,766,003	-
	Limited Service Supplemental Plan	17.25	$3,753,748	-
R. Fearon	Pension Plan for Eaton Corporation Employees	15.75	$334,915	-
	DB Restoration Plan	15.75	$1,378,400	-
	Limited Service Supplemental Plan	15.75	$10,486,586	-
R. Advaithi	Pension Plan for Eaton Corporation Employees	17.00	$477,745	-
	DB Restoration Plan	17.00	$1,565,053	-
	Limited Service Supplemental Plan	17.00	$1,558,175	-
U. Yadav	Pension Plan for Eaton Corporation Employees	23.75	$313,576	-
	DB Restoration Plan	23.75	$397,267	-
	Limited Service Supplemental Plan	23.75	$3,785,408	-
C. Hutchins	Pension Plan for Eaton Corporation Employees	14.33	$235,604	-
	DB Restoration Plan	14.33	$353,226	-
	Limited Service Supplemental Plan	14.33	$2,111,389	-

2017 NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these plans to provide:

■

our executives with an opportunity to accumulate additional retirement assets,

■

a means for acquiring our shares in order to meet our share ownership guidelines, and

■

an additional form of employment retention.

Despite their popularity across our industry, we currently do not provide our executives with a nonqualified defined contribution plan that enables them to defer base salary amounts in excess of Internal Revenue Code limits that restrict such deferrals under our tax-qualified defined contribution plan. However, in 2014 the Company established a nonqualified defined contribution plan for employees who receive the additional employer contribution under the Eaton Savings Plan (as described under 2017 Pension Benefits on page 50) and whose employer contribution is restricted by IRS limits. No named executive officers participate in this plan.

The following table includes not only amounts contributed, earned and distributed as deferred compensation in the last fiscal year, but also includes compensation that the named executive officer elected to defer in all prior years. Therefore, the “Aggregate Balance at Last Fiscal Year-End” column contains the total of all contributions and earnings since the named executive officer began deferring compensation. The plans covered by the Nonqualified Deferred Compensation table are as follows:

■

the Deferred Incentive Compensation Plan (the “DIC Plan”);

■

the Deferred Incentive Compensation Plan II (the “DIC Plan II”); and

■

the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

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DIC Plans — On February 10, 2010, the Committee approved the termination of the DIC Plan with respect to all participant accounts, including those of our current named executive officers, except for certain accounts that contain deferrals for the years 1986 through 1989. The accounts that were not terminated earn fixed interest based on market rates and individual mortality assumptions in effect at the time of the deferrals.

Short-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the DIC Plan. Short-term incentive compensation earned after December 31, 2004 is eligible to be deferred under the DIC Plan II. Incentive compensation earned in 2005 through December 31, 2007 that was deferred under the DIC Plan II was credited with earnings that accrued on a phantom share basis, as if the deferred amounts were invested in our ordinary shares, with earned dividends reinvested in shares. Under the DIC Plan II, prior to the beginning of each calendar year, participants must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (409A). Beginning with deferrals of short-term incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom share basis and paid out in our actual shares or (b) an account that earns interest equal to that paid on 10-year Treasury Notes plus 300 basis points. Executives also may defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less.

IC Deferral Plan — Similarly, cash settled long-term incentive compensation earned after December 31, 2004 is eligible for deferral under the IC Deferral Plan II. Under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under 409A), participants must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period, and that is subject to the deferral election. When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment at or following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on 10-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid in our shares. Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment.

A grantor trust that we previously established, the assets of which are subject to the claims of our creditors, will be used to pay those obligations related to deferred incentive compensation earned by our executives prior to 2005. The transaction to acquire Cooper Industries plc required Eaton to fund the vested liabilities in the trust in the amount of $7.8 million. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

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2017 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (2)
C. Arnold	DIC Plan	-	-	-	-	-
	DIC Plan II	-	-	-	-	-
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	-	-	-	-	-
R. Fearon	DIC Plan	-	-	-	-	-
	DIC Plan II	-	-	-	-	-
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	-	-	-	-	-
R. Advaithi	DIC Plan	-	-	-	-	-
	DIC Plan II	-	-	-	-	-
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	-	-	-	-	-
U. Yadav	DIC Plan	-	-	-	-	-
	DIC Plan II	-	-	-	-	-
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	-	-	-	-	-
C. Hutchins	DIC Plan	-	-	-	-	-
	DIC Plan II	-	-	$10,934	-	$212,020
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	-	-	$10,934	-	$212,020
(1)

When applicable, the amounts reported in the “Aggregate Earnings in Last Fiscal Year” column are also reported in the ‘Changes in Pension Value and Nonqualified Deferred Compensation Earnings’ column of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate as determined under the Internal Revenue Code. In 2017, no named executive officers received above-market earnings on his or her nonqualified deferred compensation.

(2)

Mr. Hutchins’ aggregate balance includes amounts he earned and elected to defer before he became a named executive officer.

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2017 POTENTIAL PAYMENTS UPON TERMINATION

A named executive officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or practices would provide compensation to the executive in varying amounts. We do not provide employment contracts to our executives and do not have plans or arrangements (other than the Change of Control Agreements previously discussed and standard severance benefits available to all U.S. salaried, nonunion employees) that would require any payment to a named executive officer in the event of a termination of his or her employment.

Instead, the Compensation and Organization Committee of our Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in the best interest of the Company and our shareholders to ensure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall compensation philosophy.

For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each named executive officer are displayed in the table that immediately follows that description.

Background and Basic Assumptions

In this section, we discuss termination of employment scenarios that include: (a) Voluntary Resignation or a Termination for Cause; (b) Normal and Early Retirement; (c) Involuntary Termination — Not for Cause; (d) Change of Control; and (e) Death or Disability. The following key principles and assumptions apply to these disclosures:

■

Under each of the scenarios, we have assumed that each of the named executive officer’s employment terminated on December 31, 2017.

■

Each officer’s eligibility for the amounts reported as severance payments and benefit arrangements are based on his or her compensation and years of service as of December 31, 2017.

■

An executive would be eligible for a full award under the short-term incentive plan for the year ending December 31, 2017 and a full award under a long-term incentive plan for any long-term performance-based award period ending December 31, 2017 if such an award had been payable. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. Therefore, we have not included these awards in the following scenarios because they do not represent a severance or other payment that is triggered by employment termination.

■

We maintain a Severance Benefit Plan in which each of the named executive officers participates along with all of our U.S. salaried, non-union employees. We generally pay benefits under this Plan only in the case of an involuntary termination of employment other than for Cause. We calculate the benefits under this plan based on the length of service with us from the most recent date of hire. The maximum severance payment under this plan equals one year of base salary and continuation of health and welfare benefits for six months. However, the severance payment that we would expect to provide to a named executive officer under the scenarios described below would be made in lieu of any benefit under these standard severance arrangements.

■

To the extent the Committee would decide that a terminated executive is eligible for pro-rated participation in one or more of the open award periods under our long-term incentive plans, the estimated pro-rated awards shown in the following scenarios reflect (a) credit for the total number of months of service with us from the start of an eligible award period through the executive’s termination date as a percentage of the total number of months in the award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the named executive officers as a lump sum amount, our practice would be to make the pro-rated payments to executives at the end of each of the award periods once actual performance under the plan is known, except in the case of a termination in connection with a change of control.

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■

Under the terms of our standard form of stock option, RSA and RSU grant agreements for grants awarded prior to May 1, 2015, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated. For grants awarded after May 1, 2015, acceleration only occurs if the acquiring company does not assume or replace the grants or if the executive is terminated in connection with the change in control of the Company.

■

Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executives’ accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

■

In these termination scenarios, we expect that the Committee would provide the executive (or, in the case of death, the estate or surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for the year of and year following termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below represent the approximate cost of this benefit based on the amount of each named executive officer’s most recent reimbursement.

Voluntary Resignation or Termination for Cause

An executive is not entitled to receive any additional forms of compensation or benefits, other than any accrued and vested vacation, deferral account balances and vested qualified and nonqualified retirement income, if he or she voluntarily resigns when he or she is not yet eligible for retirement or if his or her employment with us is terminated for Cause.

Normal and Early Retirement

Each named executive officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees who were hired on or before December 31, 2001, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she also would be treated as a retiree under the programs described below. As of December 31, 2017, Ms. Advaithi and Mr. Hutchins did not meet the age and service requirements to be treated as a retiree under these programs. This retirement scenario includes:

■

pro-rated eligibility in the open award periods under our long-term incentive plan (ESIP);

■

vesting of the then unvested stock options, RSAs and RSUs according to the vesting schedule set forth in each grant agreement. For illustrative purposes, these awards are valued based on the closing price of our shares on the last trading day of 2017 ($79.01), regardless of when they vest; and

■

reimbursement for the costs of income tax return preparation and estate and financial planning assistance for the year of and year following retirement.

	Base and Short-Term Incentive Severance	Pro-Rated Long-Term Incentive	Equity Vesting Into Retirement	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$4,303,800	$7,831,648	-	$24,870	-	$12,160,318
R. Fearon	-	$2,318,496	$3,522,904	-	$33,030	-	$5,874,430
U. Yadav	-	$1,390,960	$3,440,953	-	$23,800	-	$4,855,713

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Involuntary Termination — Not for Cause

In the event of an involuntary termination (not for cause), the Committee typically would provide a named executive officer with the following items.

■

severance pay equal to two times the total of his or her base salary and target incentive award under our short-term incentive plan;

■

pro-rated eligibility in any open award periods under the long-term incentive plans in which the officer had participated for at least half of the award period as of the termination date;

■

continuation of health and welfare benefits for six months;

■

executive outplacement benefits; and

■

an officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive the other pay and benefits outlined under “Normal and Early Retirement.”

	Base and Short- Term Incentive Severance	Pro-Rated Long-Term Incentive	Equity Vesting Into Retirement	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$5,750,000	$4,303,800	$7,831,648	$12,641	$24,870	$18,000	$17,940,959
R. Fearon	$3,668,600	$2,318,496	$3,522,904	$14,260	$33,030	$18,000	$9,575,290
R. Advaithi	$2,999,360	$1,131,568	-	$10,759	$19,944	$18,000	$4,179,631
U. Yadav	$2,595,600	$1,390,960	$3,440,953	$9,790	$23,800	$18,000	$7,479,103
C. Hutchins	$1,014,162	$565,956	-	$11,127	$18,800	$18,000	$1,628,045

Change of Control

Another scenario under which a named executive officer’s employment may terminate is through a qualifying termination in connection with a change of control of the Company. We have entered into Change of Control Agreements with each of our officers, including the named executive officers, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of stock option, RSA and RSU grant agreements, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated if the grants are not assumed or replaced by the acquiring company or if the executive is terminated in connection with the change in control.

The Change of Control Agreements that we have with our officers contain the following key provisions:

■

The agreement first becomes effective upon a change of control of the Company.

■

For the two years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

■

If, during this two-year period, the successor company terminates the executive officer’s employment other than for “Cause” (which includes the willful and continued failure of the executive to perform his or her duties, the executive’s conviction of a felony involving dishonesty, or the executive’s willful engagement in gross misconduct which is materially and demonstrably injurious to the Company) or “Disability” or if the executive terminates his or her employment for “Good Reason” (which includes the assignment to the executive of any duties inconsistent in any respect with the executive’s position; failure by the Company to comply with any of the provisions of the Change of Control Agreement (other than inadvertent failure not occurring in bad faith); the Company requiring the executive to be based at any office or location that differs from what is specified in the Change of Control Agreement; or the Company requiring the executive to travel on Company business to a substantially greater extent than was required immediately prior to the change of control), the executive would receive:

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a.

A lump sum cash payment equal to the aggregate of (a) any earned but as yet unpaid base salary and short-term and long-term incentive awards (ESIP) for completed incentive award periods, (b) a prorated portion of his or her target opportunity for any open ESIP award periods and (c) the executive’s annual base salary and target incentive opportunity under the short-term plan multiplied by three;

■

Two years of the payment described in item (c) above represents severance payments and one year is in exchange for an agreement not to compete with the Company for a period of one year following the termination date.

b.

Continued health and welfare benefits for a period of two years, as if the executive’s employment had not been terminated.

■

To the extent that any payments under the Change of Control Agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

■

No executives receive tax protection on payments made in connection with a change in control.

As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation. We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us.

Based on the foregoing assumptions, the estimated amounts payable to each named executive officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$9,004,500	$4,303,800	$7,831,648	$50,566	$24,870	$18,000	$21,233,384
R. Fearon	$5,729,425	$2,318,496	$3,522,904	$57,041	$33,030	$18,000	$11,678,896
R. Advaithi	$4,595,573	$1,545,808	$3,670,585	$43,035	$19,944	$18,000	$9,892,945
U. Yadav	$4,002,642	$1,390,960	$3,440,953	$39,161	$23,800	$18,000	$8,915,516
C. Hutchins	$3,141,615	$824,932	$2,098,387	$44,510	$18,800	$18,000	$6,146,244

Death or Disability

In the event of the death or disability of a named executive officer, the executive or the estate, whichever is appropriate, would receive pro-rated payments for any open award periods under our long-term incentive plan (ESIP). In addition, the Committee could exercise its discretion to accelerate the vesting or allow the continued vesting of any unvested stock options, RSUs and RSAs. These amounts are shown for each named executive officer in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Shares Subject to Future Vesting	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$4,303,800	$7,831,648	-	$24,870	-	$12,160,318
R. Fearon	-	$2,318,496	$3,522,904	-	$33,030	-	$5,874,430
R. Advaithi	-	$1,545,808	$3,670,585	-	$19,944	-	$5,236,337
U. Yadav	-	$1,390,960	$3,440,953	-	$23,800	-	$4,855,713
C. Hutchins	-	$824,932	$2,098,387	-	$18,800	-	$2,942,118

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2017 CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Arnold, our Chairman and Chief Executive Officer as required by Item 402(u) of Regulation S-K. We identified our median employee using our global population of approximately 96,000 regular employees and approximately 2,800 temporary employees as of October 1, 2017. In compliance with Item 402(u), we excluded all employees in 6 countries totaling 4,488 employees (approximately 4.53% of our total workforce of 99,076). Employees in the following countries were excluded:

Country	Headcount
Philippines	2,605
Serbia	647
Thailand	589
Morocco	432
Indonesia	190
Ukraine	25

As a result, our pay ratio includes 94,588 of our employees in over 60 countries. Annual base salary is our consistently applied compensation measure used to identify the median employee. Base salary is the primary compensation component for a large portion of our workforce and is the one pay component that has a similar definition and is reported in a similar manner globally. Therefore, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. Base salaries for employees outside the United States were converted to United States Dollars by applying the applicable exchange rates in effect on October 1, 2017. No cost of living adjustments were applied in our methodology.

Our median employee’s total compensation of $71,073 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table and also includes contributions to health and welfare benefits. Mr. Arnold’s total compensation for purposes of this disclosure is $15,191,152. Accordingly, our CEO to Employee Pay Ratio is 214:1.

In our pay ratio disclosure, our CEO’s compensation is $15,191,152 which is $13,011 more than the amount disclosed in the Summary Compensation Table. The increase reflects the inclusion of contributions to health and welfare benefits which are properly excluded from the Summary Compensation Table under SEC rules.

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2017 Director Compensation

Non-employee directors receive their retainer in an equal mix of cash and equity. Effective in April 2017, the Governance Committee increased the total retainer to $300,000 from $265,000. Compensation for our non-employee directors was structured as follows:

Cash Compensation

2017 DIRECTOR CASH COMPENSATION

Annual cash service retainer for all Board members	$150,000
Additional Committee service retainers:
Lead Director (C. Connor)	$40,000
Audit Committee Chair (G. Smith)	$30,000
Compensation and Organization Committee Chair (T. Bluedorn)	$30,000
Finance Committee Chair (S. Pianalto)	$20,000
Governance Committee Chair (A. Johnson)	$20,000
Audit Committee members (Mses. McCoy, Pianalto and Thompson and Messrs. Page and Smith)	$15,000

Non-employee directors may defer payment of their fees as described in “Other Plans and Benefits” below and in footnote (4) to the table on page 61.

Equity Compensation

Restricted Share Units — Under our Stock Plan as approved by our shareholders, non-employee directors also receive RSUs with a value that is approximately equal to the annual cash retainer in effect on the grant date ($150,000 for 2017). The 2017 RSUs were granted Tuesday, February 21, 2017. The number of units a director received was based on the average New York Stock Exchange closing price of our ordinary shares over the first thirty trading days of the year. RSUs receive dividend equivalents that are reinvested as RSUs. The Governance Committee sets the terms and conditions for non-employee director RSUs. No additional equity awards may be granted to our non-employee directors under any of our other stock plans.

Robust Holding Requirement

RSUs granted to non-employee directors vest at retirement, thereby creating a robust holding requirement. We measure actual ownership relative to a threshold holding requirement of five times the annual cash retainer. Directors are expected to reach that level of ownership within five years of joining our Board.

Anti-Hedging and Pledging

We also have a policy that prohibits directors from pledging or engaging in financial hedging of their investment risk in our shares.

Other Plans and Benefits

Under the Non-Employee Director Fee Deferral Plans adopted by the Board, non-employee directors can elect to defer fees earned in cash. The rate of return varies depending on whether the director elected to defer the fees as retirement compensation or as short-term compensation as described in footnote (4) on page 61.

Non-employee directors who were initially elected to the Board prior to 2008 are provided access to certain health and welfare benefit arrangements, which include $100,000 in group term life insurance and participation in medical and dental coverage designed to mirror benefits provided to our employees. Former non-employee directors retain the following benefits after retirement: group term life insurance, with coverage reduced to $33,333; medical (but not dental) coverage. Both current and retired non-employee directors are entitled to participate in the same gift matching program that is available to all of our current and retired employees. Under this program we match contributions to qualified charitable organizations dollar-for-dollar up to a maximum of $5,000 in any calendar year.

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The table below shows the compensation and benefits applicable to our non-employee directors for 2017.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
T. Bluedorn	$156,250	$150,969	-	-	-	$15,881	$323,100
C. Connor	$193,750	$150,969	-	-	-	$24,003	$368,722
M. Critelli	$141,250	$150,969	-	-	-	$25,959	$318,178
C. Golden	$141,250	$150,969	-	-	-	$23,211	$315,430
L. Hill	$103,750	$150,969	-	-	-	-	$254,719
A. Johnson	$161,250	$150,969	-	-	-	$23,211	$335,430
D. McCoy	$156,250	$150,969	-	-	-	$24,003	$331,222
G. Page	$156,250	$150,969	-	-	-	$24,735	$331,954
S. Pianalto	$176,250	$150,969	-	-	-	$195	$327,414
G. Smith	$186,250	$150,969	-	-	-	$195	$337,414
D. Thompson	$156,250	$150,969	-	-	-	$195	$307,414
(1)

Fees Earned or Paid in Cash includes the total annual cash retainer and where applicable, retainers for the Committee Chairs, Lead Director and Audit Committee members. Ms. Hill did not stand for re-election at the 2017 Annual General Meeting due to scheduling conflicts between her responsibilities as a director and her other commitments such as teaching and other academic responsibilities. The amounts herein reflect Ms. Hill’s compensation and benefits through April 26, 2017, the date of the Annual General Meeting.

(2)

Stock Awards column reports the grant date fair value of the 2,100 restricted share units awarded to each director on February 21, 2017. As of December 31, 2017, the following non-employee directors each held 21,651 unvested stock awards: C. Connor, M. Critelli, C. Golden, A. Johnson, D. McCoy and G. Page. G. Smith held 12,061 unvested stock awards. T. Bluedorn held 18,597 unvested stock awards. S. Pianalto held 7,367 unvested stock awards. D. Thompson held 2,168 unvested stock awards.

(3)

Non-Equity Compensation Plan — Non-employee directors do not participate in any of Eaton’s incentive plans and do not receive incentive awards or bonuses.

(4)

Change in Pension Value and Nonqualified Deferred Compensation Earnings — There is no pension in place for non-employee directors. Under a nonqualified deferral plan, all nonemployee directors may defer payment of their fees at a rate of return that varies depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. In 2017, no non-employee directors received above-market earnings on nonqualified deferred compensation.

(5)

All Other Compensation includes:

●

Our contributions in 2017 for the group term life insurance for Messrs. Connor, Critelli, and Page and Ms. McCoy;

●

Imputed income attributable to participation in medical and or dental benefits for Mr. Critelli;

●

Travel and accident insurance for the loss of life or limb while traveling on our business; and,

●

Cash dividends paid in 2017 on the unvested restricted shares each non-employee director was granted prior to 2013. Amounts for Ms. Pianalto, Mr. Smith and Ms. Thompson do not include dividends because each was elected to our Board after 2013.

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Proposal 4:

Granting the Board Authority to Issue Shares

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital. On April 26, 2017, shareholders granted the Board authority to issue shares, with such authority to expire on October 25, 2018. We are presenting this proposal to renew the Board’s authority to issue our authorized shares. We understand that it is customary practice in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to a maximum of 33% of our issued ordinary share capital as of February 28, 2018, for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“That the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $11,663,273,959 (144,526,319 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 28, 2018 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to grant the Board authority to issue shares.

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Proposal 5:	Granting the Board Authority to Opt-Out of Pre-emption Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as pre-emption rights). On April 26, 2017, shareholders granted the Board authority to opt-out of pre-emption rights, with such authority to expire on October 25, 2018. We are presenting this proposal to renew the Board’s authority to opt-out of the pre-emption rights.

We understand that it is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE.

As required under Irish law, the resolution in respect of this proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 4.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, As a special resolution, that, subject to the passing of the resolution in respect of Proposal 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 4 as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:

(a)

the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory, or otherwise); and

(b)

the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $3,534,325,442 (43,795,854 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 28, 2018 (the latest practicable date before this proxy statement)), provided that any amount above $1,767,162,721

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(21,897,927 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 28, 2018) is to be used only for the purpose of an acquisition or a specific capital investment, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to grant the Board authority to opt-out of pre-emption rights.

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Proposal 6:	Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares

We historically have used open-market share purchases to return value to shareholders and manage the number of our outstanding shares. For Irish companies listed on the New York Stock Exchange, the Irish Companies Act defines market purchases as “overseas market purchases.” During 2017, we repurchased approximately $850 million of our ordinary shares in open-market purchases. These transactions were effected under our existing board-approved share repurchase program as redemptions pursuant to Article 5(b)(iv) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.

In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 40,000,000 of our ordinary shares, which represents 9.3% of the Company’s issued and outstanding shares as of December 31, 2017, as and when directed by any plan or program approved by the Board of Directors.

On April 26, 2017, the shareholders of the Company authorized the repurchase of up to 40,000,000 ordinary shares. Pursuant to its terms, that authority remains valid for 18 months. Accordingly, unless reapproved at this year’s annual general meeting, that authority will expire on the close of business on October 25, 2018.

In connection with the parameters established with the Board regarding our share repurchase programs, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

RESOLVED “The Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.01 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:

(a)

The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 40,000,000 shares.

(b)

The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c)

The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d)

This general authority will be effective from the date of passing of this resolution.

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(e)

This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to authorize the Company and any subsidiary of the Company to make overseas market purchases of Company shares.

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Other Business

Management does not know of any other matters requiring shareholder action that may come before the meeting. If any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our ordinary shares.

Name and Address of Beneficial Owner	Number of Ordinary Shares	Percent of Class
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	27,682,453(1)	6.28%
BlackRock Inc. 55 East 52nd Street New York, NY 10022	29,251,387(2)	6.50%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	31,852,370(3)	7.22%
(1)

On February 8, 2018, Wellington Management Group LLP filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 27,682,453 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2017. As reported in the Schedule 13G, Wellington Management Group LLP and such affiliated entities and individuals have shared power to vote or to direct the vote of 8,689,771 shares and shared power to dispose or to direct the disposition of 27,682,453 shares.

(2)

On January 30, 2018, BlackRock Inc. filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 29,251,387 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2017. As reported in the Schedule 13G, BlackRock Inc. and such affiliated entities and individuals have sole power to vote or to direct the vote of 25,355,516 shares and sole power to dispose or to direct the disposition of 29,251,387 shares.

(3)

On February 8, 2018, The Vanguard Group filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 31,852,370 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2017. As reported in the Schedule 13G, The Vanguard Group and such affiliated entities and individuals have sole power to vote or to direct the vote of 619,853 shares, shared power to vote or direct the vote of 98,163 shares, sole power to dispose or direct the disposition of 31,148,944 shares, and shared power to dispose or to direct the disposition of 703,426 shares.

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The following table shows the beneficial ownership, reported to us as of December 31, 2017, of our ordinary shares by each director, each named executive officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans and restricted shares and performance share units granted under our stock plans that vest within 60 days of that date.

TITLE OF CLASS: ORDINARY SHARES

Name of Beneficial Owner	Number of Shares Owned(1,2)	Deferred Share Units(3)	Restricted Shares(4)	Total Number of Shares	Percent of Class(5)
R. Advaithi	182,436.29(6)	0.00	10,664	193,100.29
C. Arnold	530,563.42(6)	0.00	23,205	553,768.42
T. Bluedorn	6,536.00	0.00	0	6,536.00
C. Connor	13,650.00	27,396.35	0	41,046.35
M. Critelli	70,566.00	0.00	0	70,566.00
R. Fearon	499,168.00	0.00	15,049	514,217.00
C. Golden	18,103.00	9,967.13	0	28,070.13
C. Hutchins	99,182.00	0.00	5,658	104,840.00
A. Johnson	9,590.00	0.00	0	9,590.00
D. McCoy	39,936.00	29,101.70	0	69,037.70
G. Page	57,229.00	12,252.41	0	69,481.41
S. Pianalto	500.00	0.00	0	500.00
G. Smith	5,671.00	0.00	0	5,671.00
D. Thompson	550.00	0.00	0	550.00
U. Yadav	117,095.75(6)	0.00	7,206	124,301.75
All Other Executive Officers as a Group				563,838.15
All Directors and Executive Officers as a Group				2,355,114.19	0.5%
(1)

Each person has sole voting or investment power, or both, with respect to the shares listed, unless otherwise indicated.

(2)

Includes shares which the person has the right to acquire within 60 days of December 31, 2017 upon the exercise of outstanding stock options as follows: R. Advaithi, 148,375; C. Arnold, 314,876; R. Fearon, 262,671; U. Yadav, 86,179; and all directors and executive officers as a group 1,190,892.

(3)

For a description of these units, see page 53 (under “IC Deferral Plan”) and page 60 (under “Other Plans and Benefits”).

(4)

Includes restricted stock units that vest within 60 days of December 31, 2017 and performance shares that vested on February 27, 2018. For more information on our long-term incentive programs, see page 36.

(5)

Each of the individuals listed holds less than 1% of outstanding ordinary shares.

(6)

Includes shares held under the Eaton Savings Plan as of December 31, 2017.

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Other Information

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2017, relating to our equity compensation plans pursuant to which grants of options, restricted shares, restricted share units, deferred compensation units or other rights to acquire our ordinary shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(5)	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1)	8,503,821(3)	$61.06	14,984,178
Equity compensation plans not approved by security holders(2)	429,727(4)	n/a	n/a
Total	8,933,548	-	14,984,178
(1)

Includes Company stock plans, each of which has been approved by the shareholders. For a description of these plans, please see the “Equity Component of Long-Term Compensation” section of the Compensation Discussion and Analysis on page 38.

(2)

These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II, none of which are considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “2017 Nonqualified Deferred Compensation” on page 52 and footnote (4) to the table on page 61.

(3)

Includes an aggregate of 4,659,469 stock options with a weighted average exercise price of $61.06 and a weighted average remaining life of 5.05 years, and 3,844,352 RSAs, RSUs, and PSUs.

(4)

Represents shares underlying phantom share units, payable on a one-for-one basis, credited to accounts under the deferral plans listed in footnote (2) above.

(5)

The weighted average exercise price of outstanding stock options excludes RSAs, RSUs and deferred compensation share units because they have no exercise price.

As described under “2017 Nonqualified Deferred Compensation” on page 52, executives may elect to defer receipt of their earned cash bonuses under the short-term or long-term incentive plans. These deferred amounts are invested as Company share units and valued at the then current fair market value under the Deferred Incentive Compensation Plan II or the Incentive Compensation Deferral Plan II, whichever plan is applicable. We do not provide any share or cash match with respect to the deferred amounts under these plans, nor do we allow executives to defer the receipt of shares earned under any of our Stock Plans. Likewise, non-employee directors may elect to have their fees paid in cash invested as share units which are valued at the then current fair market price under the 2005 Non-Employee Director Fee Deferral Plan or, for fees earned on or after January 1, 2013, the 2013 Non-Employee Director Fee Deferral Plan. We do not provide any share or cash match with respect to the directors fees deferred under these plans, nor do we allow directors to defer the receipt of shares earned under any of our Stock Plans. Because the amount of these cash bonuses and directors fees are determined under specific processes described in this proxy statement, the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of FASB Topic ASC 718.

ADMISSION TO THE ANNUAL GENERAL MEETING

Shareholders who plan to attend the 2018 annual general meeting may obtain admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting. If you obtained a legal proxy from your broker, you must bring this legal proxy to the annual general meeting in order to vote in person.

PROXY SOLICITATION

Eaton’s Board of Directors solicits your proxy for use at the 2018 annual general meeting of shareholders and any adjournments or postponements of the meeting.

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In addition to soliciting proxies over the Internet and through the mail, certain persons may solicit proxies in person or by telephone or fax. Eaton has retained The Proxy Advisory Group, LLC, 18 East 41st Street, 20th Floor, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $25,000, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

HOW PROXIES WILL BE VOTED

The individuals named in the enclosed form of proxy or on-line have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election of the individuals nominated to serve as directors, for the appointment of Ernst & Young LLP as independent auditor for 2018 and authorizing the Audit Committee of the Board of Directors to set its remuneration, for advisory approval of the Company’s executive compensation, for granting the Board authority to issue shares under Irish law, for granting the Board authority to opt-out of pre-emption rights under Irish law, and for the authorization of overseas market purchases of Company shares.

You may revoke a proxy by submitting a later-dated proxy, by notifying Eaton by fax, email or other verifiable communication before the meeting, or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 26, 2018 is entitled to one vote for each share then held. On that date, 438,103,158 Eaton ordinary shares (par value US $0.01 each) were outstanding and entitled to vote.

At the 2018 annual general meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, three shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Adoption of Proposals 1, 2, 3, 4, and 6 requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. Adoption of Proposal 5 requires the affirmative vote of at least 75% of the votes cast by the holders of ordinary shares represented at the meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the annual general meeting. Therefore, abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any practical effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2017 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of holdings and transactions in the Company’s equity securities with the Securities and Exchange Commission. The Company assists its directors and executive officers by completing and filing these reports electronically on their behalf. Based on a review of copies of these reports provided to us and written representations from directors and executive officers, we believe that all filing requirements were met during fiscal year 2017.

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FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual general meeting must do so on a timely basis. In order to be included in the proxy statement for the 2019 annual general meeting pursuant to the Securities and Exchange Commission’s Rule 14a-8, proposals must relate to proper subjects and must be received by the Company Secretary, Eaton Corporation plc, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, by November 16, 2018. Any shareholder proposal that is not submitted for inclusion in the proxy statement pursuant to the Securities and Exchange Commission’s Rule 14a-8 but is instead sought to be presented directly at the 2019 annual general meeting must be received by the Company Secretary at the address listed above no earlier than November 16, 2018 and no later than the close of business on December 16, 2018 and must satisfy the other requirements set forth in our Articles of Association. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

Any shareholder of record wishing to nominate an individual for election as a director must follow the procedures and provide the information set forth in our Articles of Association by the dates set forth above for proposals that are sought to be presented directly at the 2019 annual general meeting. If director nominees are being proposed for inclusion in our proxy statement for the 2019 annual general meeting, notice must be provided no later than November 16, 2018 and no earlier than October 17, 2018, and the shareholders and nominees must satisfy the other requirements set forth in our Articles of Association.

MAILINGS TO SHAREHOLDERS IN THE SAME HOUSEHOLD

Unless you or another shareholder at your mailing address has requested a separate mailing, all Eaton shareholders receiving proxy materials by mail at your mailing address who share the same last name have been sent a single copy of the proxy statement, 2017 annual report and Irish Statutory Accounts. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves printing and postage costs, and helps the environment. Shareholders receiving proxy materials by mail who participate in householding will continue to receive separate proxy cards. We will deliver promptly, upon written or telephone request, a separate copy of the proxy statement, 2017 annual report and Irish Statutory Accounts to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy materials now or in the future should submit this request in writing to Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, or contact our Investor Relations department by telephone at 440-523-4205. Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Eaton ordinary shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of these documents be mailed to all shareholders at the shared address.

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Admission to the Annual General Meeting

Shareholders who plan to attend the 2018 Annual General Meeting may obtain admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting.

© 2018 Eaton All Rights Reserved Printed in USA	Eaton Corporation plc Eaton House 30 Pembroke Road Dublin 4, Ireland D04 Y0C2

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EATON CORPORATION PLC C/O EATON CENTER - 4143 N 1000 EATON BOULEVARD BEACHWOOD, OH 44122

VOTE BY INTERNET - www.proxyvote.com/etn or use a smartphone to scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E37819-P02319-Z71768 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

	1a.	Craig Arnold	☐	☐	☐

	1b.	Todd M. Bluedorn	☐	☐	☐

	1c.	Christopher M. Connor	☐	☐	☐

	1d.	Michael J. Critelli	☐	☐	☐

	1e.	Richard H. Fearon	☐	☐	☐

	1f.	Charles E. Golden	☐	☐	☐

	1g.	Arthur E. Johnson	☐	☐	☐

	1h.	Deborah L. McCoy	☐	☐	☐

	1i.	Gregory R. Page	☐	☐	☐

	1j.	Sandra Pianalto	☐	☐	☐

	1k.	Gerald B. Smith	☐	☐	☐

	1l.	Dorothy C. Thompson	☐	☐	☐

For address changes/comments, mark here. (see reverse for instructions)					☐

The Board of Directors recommends you vote FOR the following:		For	Against	Abstain

2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2018 and authorizing the Audit Committee of the Board of Directors to set its remuneration.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

4.	Approving a proposal to grant the Board authority to issue shares.	☐	☐	☐

5.	Approving a proposal to grant the Board authority to opt out of pre-emption rights.	☐	☐	☐

6.	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Company shares.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, Annual Report and Irish Statutory Accounts are available at www.proxyvote.com/etn.

E37820-P02319-Z71768

EATON CORPORATION PLC

Annual General Meeting of Shareholders
April 25, 2018 at 8:00 A.M. (local time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints C. Arnold, H. Monesmith and T. Moran as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton ordinary shares held by the undersigned on February 26, 2018, at the Annual General Meeting of Shareholders to be held at Eaton House, 30 Pembroke Road, Dublin, Ireland, on April 25, 2018, at 8:00 a.m. local time and at any adjournments thereof.

For Eaton employees and former employees who own shares through the employee savings plans managed by Fidelity Management Trust Company or Banco Popular de Puerto Rico (each a “Trustee”) (Eaton Savings Plan, Eaton Personal Investment Plan, Apex Tool Group 401(k) Savings Plan, or Eaton Puerto Rico Savings Plan): This proxy card includes shares received through the plans described above and held on February 26, 2018 by Fidelity Management Trust Company or Banco Popular de Puerto Rico, as applicable. This card provides instructions to Fidelity Management Trust Company or Banco Popular de Puerto Rico for voting plan shares. For the Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan, if voting instructions are not received by 11:59 p.m. EDT on April 22, 2018, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the plans. For the Apex Tool Group 401(k) Savings Plan, if the Trustee does not receive your voting instructions by that time and date, the Trustee will not vote those shares.

This card, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

This form must be completed, signed and dated on reverse side.